UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Mannatech, Incorporated

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COPPELL, TEXAS

April 28, 2004

Dear Shareholder:

I would like to extend a personal invitation for you to join us at our 2004 annual shareholders’ meeting on Monday, June 7, 2004, at 10:00 a.m. Central Daylight Time, at the Grapevine Convention Center located at 1209 South Main Street, Grapevine, Texas.

At this year’s meeting, you will vote on the election of three Class II Directors and the ratification of the appointment of PricewaterhouseCoopers LLP as Mannatech’s independent auditors.

We have enclosed with this letter an official notice of our 2004 annual shareholders’ meeting and proxy statement, which contains further information about the items to be voted upon and information about the meeting itself, including:

•	a pamphlet with frequently asked questions about our annual shareholders’ meeting;

•	a proxy statement that describes the matters to be considered and acted upon at our 2004 annual shareholders’ meeting;

•	our 2003 annual shareholders’ report; and

•	a proxy-voting card that instructs you on how to cast your vote. Please carefully review the enclosed voting instructions, as the voting instructions are different depending on whether your shares are held directly or through a broker.

REMEMBER regardless of the number of shares that you hold your vote is very important to our business and us. So whether or not you plan to attend our annual shareholders’ meeting, We urge you to sign and return your proxy-voting card or use the telephone or Internet instructions to cast your vote prior to the meeting, so that your shares will be represented and voted at our meeting.

We want to also take the time to say thank you for your ongoing support of, and continued interest in, Mannatech, Incorporated and look forward to seeing you at our 2004 annual shareholders’ meeting.

Sincerely,

Samuel L. Caster

Chairman of the Board and Chief Executive Officer

Notice of 2004

Annual Shareholders’ Meeting

and Proxy Statement

Monday, June 7, 2004

at 10.00 a.m. Central Daylight Time

Grapevine Convention Center

1209 South Main Street,

Grapevine, Texas

MANNATECH, INCORPORATED

NOTICE OF 2004 ANNUAL SHAREHOLDERS’ MEETING

TO BE HELD ON JUNE 7, 2004

TO THE SHAREHOLDERS OF

MANNATECH, INCORPORATED,

The 2004 annual shareholders’ meeting of Mannatech, Incorporated will be held at the Grapevine Convention Center, located at 1209 South Main Street, Grapevine, Texas, on Monday, June 7, 2004, at 10:00 a.m. Central Daylight Time, for the following purposes:

•	Proposal 1—To elect Mrs. Patricia Wier and Messrs. Samuel L. Caster and J. Stanley Fredrick as Class II Directors.

•	Proposal 2—To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2004.

•	To act upon such other matters as may properly come before our annual meeting.

Mannatech’s Board of Directors set the close of business on April 20, 2004 as the record date for the determination of shareholders entitled to receive notice of and to vote at our 2004 annual shareholders’ meeting or any adjournment(s) thereof.

By order of our Board of Directors,

Samuel L. Caster Chairman of the Board and Chief Executive Officer

Coppell, Texas

April 28, 2004

IMPORTANT

Whether or not you expect to attend our 2004 annual shareholders’ meeting, we strongly urge you to cast your vote on the Internet, by telephone, or by mailing in your proxy-voting card prior to our meeting, June 7, 2004, to help ensure the presence of a quorum for our meeting and to save the expense and extra work of additional solicitation. If you vote by telephone or the Internet you DO NOT need to mail your proxy-voting card. Proxy voting by any method prior to the meeting will not prevent you from attending our 2004 annual shareholders’ meeting or revoking your vote and voting at our 2004 annual shareholders’ meeting.

We urge you to please read all of the instructions in your proxy information packet as the instructions, Internet addresses, telephone numbers, and mailing addresses are DIFFERENT depending on whether you have direct or beneficial ownership of your shares. To cast your vote using the proxy-voting card, simply complete the enclosed proxy-voting card, sign, date, and return the card in the pre-addressed envelope contained in your proxy information packet. To vote your shares other than by mailing in your proxy-voting card you must use the control number printed in the box on your proxy-voting card. The control number on your proxy card is your personal code to access the telephone and Internet voting systems.

1.	To vote using the Internet, log onto the website designated on your proxy-voting card and follow the instructions.

2.	To vote using a touch-tone telephone, call the telephone number on your proxy-voting card and follow the instructions.

For your added convenience, and regardless of how you hold your shares, we have set up a toll-free telephone number with EquiServe, our voting tabulation service, to answer any questions you may have about voting or attending the meeting. The toll-free telephone number is 800-334-9287.

MANNATECH, INCORPORATED

600 South Royal Lane, Suite 200

Coppell, Texas 75019

PROXY STATEMENT FOR OUR 2004 ANNUAL SHAREHOLDERS’ MEETING

TO BE HELD ON JUNE 7, 2004

General Information

The Board of Directors of Mannatech, Incorporated, a Texas corporation, is soliciting the enclosed proxy for use at its 2004 Annual Shareholders’ Meeting to be held on June 7, 2004 at 10:00 a.m. at the Grapevine Convention Center at 1209 South Main Street, Grapevine, Texas. This proxy statement, Mannatech’s 2003 annual shareholders’ report, a pamphlet containing frequently asked questions, and the proxy-voting card are being mailed or delivered on or about April 28, 2004 to shareholders owning Mannatech stock on the close of business on April 20, 2004. The pamphlet containing frequently asked questions is also attached to this proxy statement as Appendix E, beginning on Page E-1. Unless otherwise stated, all references in this proxy statement to “Mannatech,” the “Company,” “us,” “our,” or “we” are to Mannatech, Incorporated.

Shareholders Entitled to Vote

Shareholders who owned common stock of Mannatech as of the close of business on April 20, 2004, the record date, are called “shareholders of record” and are entitled to vote at our 2004 annual shareholders’ meeting. On April 20, 2004, we had 26,325,190 outstanding shares of common stock, $0.0001 par value, which is our only class of outstanding voting securities. On April 20, 2004, Mannatech had approximately 4,800 shareholders that held their common stock directly and approximately 10,200 beneficial shareholders who held their stock through approximately 125 brokers, representing approximately 52.0% of Mannatech’s total common stock outstanding. Each share of Mannatech common stock entitles the shareholder to one vote. A complete list of direct shareholders entitled to vote at our 2004 annual shareholders’ meeting will be available for examination by shareholders for purposes pertaining to Mannatech’s annual shareholders’ meeting at our corporate headquarters, in Coppell, Texas, during normal business hours, from May 24, 2004 until June 4, 2004. A shareholder wanting to examine the list should arrange an appointment by contacting Mannatech’s Investor Relations department at 972-471-6512.

Voting by Proxy

Properly executed votes by proxy received prior to our 2004 annual shareholders’ meeting will be counted by EquiServe Trust Company N.A., our transfer agent, at our annual shareholders’ meeting on June 7, 2004 and at any adjournment(s) or postponements(s) thereof. If a shareholder specifies how their proxy-vote is to be cast on any business to come before the meeting, it will be voted in accordance with such specifications. If no specification is made, the shareholder’s vote by proxy will be voted “FOR” each of the proposals as recommended by our Board of Directors. A shareholder may revoke, at any time prior to our annual shareholders’ meeting, any executed vote by proxy by submitting a revised vote by proxy bearing a later date. Attendance at our 2004 annual shareholders’ meeting without voting by ballot will not revoke a shareholders’ vote by proxy.

Direct Ownership

Direct ownership is defined as a shareholder who holds the original stock certificates directly in his or her name, which is typically evidenced by the shareholder receiving all of Mannatech’s mailings directly from either Mannatech, or its transfer agent – EquiServe Trust Company N.A.

Beneficial Ownership

Beneficial ownership is defined as shareholders who 1) deposited their stock certificates with a broker; 2) who purchased Mannatech shares directly through a broker; or 3) who sent their stock certificates to a broker to be deposited into their brokerage account. Beneficial ownership is typically evidenced by a shareholder receiving all of Mannatech’s mailings from either their broker or through their broker’s solicitor, which is usually ADP Proxy Services. As a beneficial owner, a shareholder still owns their shares, but Mannatech’s transfer agent does not have access to any list of individual shareholders’ names from the various brokers. The only information Mannatech’s transfer agent has about shareholders owning stock through brokers is the broker’s name, the aggregate total number of shares held by each broker on behalf of its clients, and the aggregate number of votes cast for any proposals.

WE CAUTION OUR SHAREHOLDERS THAT each brokerage firm has a unique set of voting instructions, which may differ from the instructions provided by Mannatech’s transfer agent. As a result, a shareholder should always read all the information provided in each of the proxy information packet(s) received and follow the specific voting instructions enclosed in each packet received in regard to, telephone numbers, Internet addresses, mailing addresses, and attending our Shareholders’ meeting.

If a shareholder receives more than one proxy information packet it means that shares are registered in more than one account. Again, remember that each proxy information packet may have different voting instructions, account and control numbers, mailing addresses, Internet addresses, and telephone numbers. As a result, each shareholder should be cautioned to use only the set of voting instructions, account and control numbers, addresses, and telephone numbers provided in each proxy information packet to ensure his or her vote is properly included in the tabulation of votes.

Beneficial shareholders are also instructed to read the proxy-voting card instructions given to them by each broker or each brokers’ solicitor prior to the meeting in order to obtain instructions on how to vote at our annual shareholders’ meeting. If the beneficial shareholder does not follow his or her brokers’ instructions, our transfer agent will not count their vote by ballot at our annual shareholders’ meeting.

Tabulating the Votes

Representatives from Mannatech’s transfer agent, EquiServe Trust Company N.A., formerly First Chicago Trust Division, are responsible for tabulating all of the votes for Mannatech’s 2004 annual shareholders’ meeting. The presence, in person, or by proxy-vote, of the holders of at least a majority of shares of our common stock outstanding as of the record date is necessary to have a quorum for Mannatech’s 2004 annual shareholders’ meeting. Abstentions and broker “non-votes” will be counted as present for purposes of determining a quorum for Mannatech’s 2004 annual shareholders’ meeting. A broker “non-vote” is defined as a vote by proxy in which a beneficial owner does not give its broker or broker’s solicitor discretionary voting powers. If a proxy-voting card is signed by the shareholder but submitted without providing specific voting instructions, the shareholder’s vote will be counted as a vote “FOR” each of the proposals.

For Proposal 1 – the election of Directors, broker “non-votes” will NOT be counted in tabulating the number of votes “FOR” each nominee. The three nominees receiving the highest number of “FOR” votes from the shares present in person or represented by proxy-votes and entitled to vote will be elected as Directors. The shares represented by the enclosed proxy-voting card will be voted “FOR” all of the nominees, unless the shareholder specifies differently. To specify differently the shareholder must check either the box “FOR ALL NOMINEES EXCEPT” or “WITHHELD.” If the shareholder checkmarks the “FOR ALL NOMINEES EXCEPT” box, the shareholder should then list the names of the nominee(s) they wish to vote against in the space provided. If the shareholder checkmarks the “WITHHELD” box, the shareholder’s vote will be considered a vote against all of the named nominees.

A shareholder cannot write-in the names of additional nominees when voting by proxy. However, at Mannatech’s 2004 annual shareholders’ meeting, shareholders of record will be allowed to write-in additional names of nominee(s) on the ballot. To write-in a nominee on the ballot the shareholder will need to checkmark either the “WITHHELD” box or the “FOR ALL NOMINEES EXCEPT” box on the ballot and then list the names of the nominees they wish to vote against in the space provided. The shareholder is allowed to write-in only as many nominees as the shareholder has voted against. For example, if there are a total of three nominees listed on the ballot and the shareholder wishes to withhold their vote for two of the three nominees then the shareholder should list the names of the two nominees for whom the vote is withheld and write-in up to two additional names for nominees to Mannatech’s Board of Directors.

For Proposal 2 – the ratification of the appointment of independent auditors, “ABSTENTIONS” will be counted as a vote “against” the appointment of independent auditors. The ratification of the appointment of independent auditors requires a “FOR” vote from a majority of shares present or represented by proxy votes entitled to vote at Mannatech’s 2004 annual shareholders’ meeting.

MANNATECH’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF MANNATECH’S PROPOSALS.

Solicitation of Proxy-Votes

Mannatech or its solicitor, Georgeson Shareholder, may solicit proxy-votes through the mail, in person, and by telecommunications. Mannatech will bear all expenses in preparing, printing, and mailing the proxy materials to its shareholders. Mannatech hired Georgeson Shareholder to assist in the solicitation of proxies at a cost of approximately $6,000 plus out-of-pocket expenses.

Admission and Voting at Our Annual Shareholders’ Meeting

Attendance at Mannatech’s 2004 annual shareholders’ meeting will be limited to shareholders having evidence of ownership as of the record date and invited guests of Mannatech. If your securities are not held in your name, Mannatech may require you to show evidence of your ownership at the meeting. Evidence typically includes your proxy-voting card or your brokerage statement showing proof of stock ownership as of the close of business on April 20, 2004. At the meeting, shareholders will be admitted upon verification of stock ownership. Mannatech will tape the meeting in its entirety and therefore, Mannatech will not allow any other cameras or recording equipment in the meeting room. As a courtesy and as time permits, Mannatech will provide a brief question and answer period for its shareholders of record.

Direct shareholders will be given ballots upon check-in and verification of stock ownership. Remember that beneficial shareholders must obtain a power of attorney form or legal proxy from their broker prior to the meeting in order for a vote by ballot to be counted at our meeting. Beneficial shareholders are urged prior to the meeting, to read their proxy-voting card instructions on how to attend and vote at our annual shareholders’ meeting. If the beneficial shareholder does not follow his or her brokers’ instructions, our transfer agent will not count their vote by ballot at our annual shareholders’ meeting. The instructions are usually located on the back of the proxy-voting card.

Shareholder Procedures for Nominating Board Members or Introducing Proposals

For the 2004 Annual Shareholders’ Meeting

For Mannatech’s 2004 annual meeting, the deadline for nominating a director to Mannatech’s Board of Directors and for introducing proposals to be included in this proxy information package expired on December 31, 2003. A shareholder of record is prohibited from writing in nominees for Mannatech’s Board of Directors on their proxy-voting card. However, a shareholder of record may write-in nominees for Mannatech’s Board of Directors on their ballot at our 2004 annual shareholders’ meeting by following the above instructions under the heading “Tabulating the Votes.” Mannatech reserves the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Pursuant to Rule 14a-4(c) (1) under the Securities Exchange Act of 1934, as amended, if any shareholder proposals were intended to be presented at Mannatech’s 2004 annual shareholders’ meeting without inclusion in its proxy statement, the proposal must have been submitted in writing to Stephen D. Fenstermacher, Mannatech’s Chief Financial Officer, by March 14, 2004, which is 45 days from the estimated mailing date of this proxy statement. The holder of a proxy has the ability to confer discretionary authority to vote on such proposal. However, Mannatech’s Board of Directors reserves the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Mannatech did not receive any nominees for directors from shareholders or shareholder proposals for its 2004 annual shareholders’ meeting.

For the 2005 Annual Shareholders’ Meeting

Under Mannatech’s Fourth Amended and Restated Bylaws, dated August 8, 2001, our Nominating and Governance Committee of our Board of Directors recommends all candidates for nomination to Mannatech’s Board of Directors. A shareholder should deliver to Mannatech’s Chief Financial Officer at its United States corporate headquarters written notice of any proposed candidates for Director no later than December 31, 2004 to allow Mannatech’s Board of Directors time to consider such persons for nomination at its 2005 annual shareholders’ meeting. The written notice should include the candidates’ full name, age, biographical background, and qualifications. The Chief Financial Officer will forward all written notices to Mannatech’s Nominating and Governance Committee. Mannatech’s Nominating and Governance Committee consists of a total of four directors, two of whom are independent Directors, one who is a non-independent director, and one who is a non-voting member. Mannatech’s Nominating and Governance Committee reviews each proposed candidate and submits a recommended list of proposed candidates to Mannatech’s Board of Directors. Mannatech’s Board of Directors then approves a list of proposed candidates, which are the only nominees that are listed on its ballot, its proxy-voting card, and in its proxy statement on Schedule 14A. Mannatech expects to file its 2005 proxy statement with the United States Securities and Exchange Commission on or before April 29, 2005.

Proposals by shareholders that comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934, intended to be presented at Mannatech’s 2005 annual shareholders’ meeting must be delivered in writing to Mannatech’s Chief Financial Officer at its United States corporate offices, on or before December 31, 2004, in order to be eligible for inclusion in Mannatech’s 2005 proxy statement and proxy-voting card.

Pursuant to Rule 14a-4(c) (1) under the Securities Exchange Act of 1934, any shareholder proposal intended to be presented at Mannatech’s 2005 annual shareholders’ meeting without inclusion in its 2005 proxy statement should be submitted in writing to Mannatech’s Chief Financial Officer by March 14, 2005, which is 45 days from the estimated mailing date of its 2005 proxy statement. The holder of a proxy has the ability to confer discretionary authority to vote on such proposal. However, Mannatech’s Board of Directors reserves the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

A copy of Mannatech’s Fourth Amended and Restated Bylaws, dated August 8, 2001, may be obtained upon written request to Mannatech’s General Counsel, Ms. Bettina Simon, at Mannatech, Incorporated, 600 S. Royal Lane, Suite 200, Coppell, Texas 75019 or by reviewing the Bylaws in Exhibit 99.1 of Mannatech’s Form 8-K filed with the United States Securities and Exchange Commission on August 22, 2001.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Bylaws provide for a classified Board of Directors, divided into three staggered classes – I, II, and III. The terms of office for each of these classes are scheduled to expire on the dates of our annual shareholders’ meeting in 2006, 2004, and 2005, respectively. At our 2004 annual shareholders’ meeting, three Class II Directors are up for election.

Nominees

The three nominees for Class II Directors to be elected at our 2004 annual shareholders’ meeting are Messrs. Samuel L. Caster, J. Stanley Fredrick, and Mrs. Patricia A. Wier. Mrs. Wier was appointed as a Class II Director on October 15, 2003 to replace Mr. Jules Zimmerman, who resigned for personal reasons. Once elected, our Class II Directors’ term will expire on the earlier of the date of our 2007 annual shareholders’ meeting or the date of their disqualification, resignation, death, or removal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THESE NOMINEES. A “FOR” VOTE ON A PROXY OR BALLOT WILL BE SO VOTED UNLESS A CONTRARY VOTE IS INDICATED BY THE SHAREHOLDER. CLASS II DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST BY THE HOLDERS OF OUR COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT OUR MEETING.

Samuel L. Caster, age 53, co-founded Mannatech and directly owns 21.8% of Mannatech’s common stock as of April 1, 2004. Mr. Caster served as our President and as a Director on our Board of Directors from November 1993 until his resignation on March 31, 2000. From June 1, 2000 through March 4, 2002, Mr. Caster provided Mannatech with various consulting services related to its associates’ needs and was instrumental in the development of Mannatech’s revamped global associate career and compensation plan. Mr. Caster was reappointed as a Class II Director to our Board of Directors on August 2, 2000 and was elected to serve as a Class II Director by Mannatech’s shareholders on June 2, 2003. From June 4, 2001 to March 4, 2002, Mr. Caster served as Co-Chairman of our Board of Directors and since March 5, 2002 has served as our Chairman of the Board. On April 15, 2003, Mr. Caster was elected Mannatech’s Chief Executive Officer. Mr. Caster has over 24 years experience with various network-marketing and direct selling companies. Mr. Caster also co-founded MannaRelief, a non-profit international ministry formed to help supply food supplements to at-risk children by working with other ministries, non-profit organizations, and missionaries throughout the world. Mr. Caster is the brother-in-law of Mr. Donald Herndon, our Vice President of Field Services. Mr. Herndon is the brother-in-law of Mr. Terry Persinger, who is our President, Chief Operating Officer, and a Board member.

J. Stanley Fredrick, age 65, was appointed to serve as a Class II Director on September 28, 2001, to replace Mr. Charles E. Fioretti, who resigned from our Board effective August 22, 2001. Mr. Fredrick owns 13.3% of Mannatech’s common stock as of April 1, 2004. Mr. Fredrick was elected to serve as Lead Director of our Board of Directors in November 2003. Mr. Fredrick currently is the owner of Fredrick Consulting Services, which provides consulting to the direct selling industry. In 2003, Mr. Fredrick was a founding board member of Professional Bank in Dallas, Texas, which is a boutique bank that provides certain financial resources to its customers. Mr. Fredrick also co-founded several companies including Cameo Couture, Inc., which operated as Colesce Couture, a direct-selling company that distributes intimate apparel, and Colony House, Inc., a private label cookware company, both of which operated through direct selling channels. Mr. Fredrick also co-founded Irving National Bank Shares, a commercial bank holding company and served as a consultant to them from 1994 until the bank was sold in 2000. Mr. Fredrick has been actively involved for over 30 years in the Direct Selling Association, a national trade association of leading firms that manufacture and distribute goods and services directly to consumers. Mr. Fredrick served on the Direct Selling Association’s Board and various committees of their Board. From 1987 to 1988, Mr. Fredrick served as Chairman of the Direct Selling Association and from 1988 to 1990, served as Chairman of the Direct Selling Education Foundation. Mr. Fredrick has many accomplishments including receiving the Direct Selling Association’s highest honor, the “Hall of Fame Award,” and being inducted into the Direct Selling Education Foundation “Circle of Honor.” Mr. Fredrick received a B.A. degree in English from Central State University in Edmond, Oklahoma.

Patricia A. Wier, age 66, was appointed on October 15, 2003, to replace Mr. Jules Zimmerman, as an independent Director and Chairman of Mannatech’s Audit Committee. Mrs. Wier was also appointed to serve on Mannatech’s Compensation and Stock Option Plan Committee and the Qualified Legal Compliance Committee. Mrs. Wier currently owns Patricia Wier, Inc., which provides consulting services to various companies. Mrs. Wier served as President of Encyclopedia Britannica North American division, from 1986 until her retirement in 1994. Mrs. Wier has served on the Board of NICOR Inc., a NYSE company, since 1991, where she has served as the Chairman of NICOR’s Audit Committee and currently serves on their Compensation Committee. Mrs. Wier received a B.A. in English Literature from the University of Missouri in Kansas City, Missouri and an M.B.A. in General Management from the University of Chicago in Chicago, Illinois. Mrs. Wier was a member of the Direct Selling Association from 1977 until 1994, and is a recipient of the Direct Selling Association’s highest honor, the “Hall of Fame Award.”

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Shareholder ratification of the selection of Mannatech’s independent auditors is not required by Mannatech’s Articles of Incorporation or Bylaws, as amended, or other applicable legal requirements. However, Mannatech’s Board of Directors, as a matter of good corporate governance, has always sought shareholder ratification of its independent auditors. For the fiscal year ending December 31, 2004, the Board is seeking ratification of the appointment of PricewaterhouseCoopers LLP as its independent auditors.

Our Board of Directors appoints its independent auditors on an annual basis. The decision is based on the recommendation from Mannatech’s Audit Committee, which reviews the scope of the audit, estimated audit fees, and non-auditing services that are performed by PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP has served as Mannatech’s independent auditors and audited its consolidated financial statements and has provided certain tax and consulting services since 1997. Representatives from PricewaterhouseCoopers LLP will attend our 2004 annual shareholders’ meeting and will have the opportunity to make a statement if such representative so desires, as well as be available to respond to any appropriate questions from shareholders.

Pre-Approval Policies and Procedures

All services provided by PricewaterhouseCoopers LLP must be preapproved by Mannatech’s Audit Committee. The non-audit services specified in Section 10-A(g) of the Securities Exchange Act of 1934 may not be provided by PricewaterhouseCoopers LLP.

The approval of the annual audit, audit-related, and routine tax services takes place at the last Audit Committee meeting each calendar year for the subsequent calendar years’ estimated services. In addition, during the course of the year requests for unforeseen or additional allowable services to be provided by PricewaterhouseCoopers LLP must be preapproved by Mannatech’s Audit Committee, except for those qualifying for the de minimis exception. The de minimis exception provides that the pre-approval requirements for certain non-audit services may be waived if:

•	the aggregate amount of such non-audit services provided to Mannatech constitutes not more than 5% of the total fees paid by Mannatech to PricewaterhouseCoopers LLP in the calendar year that such non-audit services are provided;

•	such services were not recognized by Mannatech as non-audit services at the time they were provided; and

•	such services are promptly brought to the attention of the Audit Committee.

The Audit Committee may delegate to its Chairman of the Audit Committee the authority to grant preapprovals. In such event, the decisions of the Chairman regarding preapprovals will then be presented to the full Audit Committee at the next scheduled meeting. In order to be presented to the Chairman of the Audit Committee or the full Audit Committee for approval, all unforeseen or additional proposed services must first be approved by the Chief Financial Officer.

PricewaterhouseCoopers LLP provides a revised estimate for the year, by project, for all planned and approved services to the Chief Financial Officer prior to each regularly scheduled Audit Committee meeting and then will review such fee estimates at the Audit Committee meeting.

Fees Paid to Our Independent Auditors

For the years ended December 31, 2002 and 2003, Mannatech has approved and paid fees to its independent auditors, PricewaterhouseCoopers LLP was as follows:

Type of Service	2002	2003
	(in thousands)
Audit Fees, including its audit of our consolidated financial statements and the annual report on Form 10-K, review of our quarterly financial statements and quarterly reports filed on Form 10-Q, and internationally statutory audits	$249	$261
Audit-Related Fees, including professional services rendered in connection with Sarbanes-Oxley 404 readiness assistance	—	8
Tax Fees, including fees for tax services, tax advice, transfer pricing, state, and international tax consultation	89	160
All Other Fees, related to all other services including expatriation issues, and miscellaneous consulting and advisory services	49	45

Total Fees	$387	$474

The de minimis exception described above was not used for any fees paid to PricewaterhouseCoopers LLP in 2003 as all fees were pre-approved by Mannatech’s Audit Committee. Mannatech was advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of its firm, have any direct or indirect financial interest in any capacity in Mannatech. The members of Mannatech’s Audit Committee believe that the payment of all fees set forth above does not prohibit PricewaterhouseCoopers LLP from maintaining its independence.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ITS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004. A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP BY PROXY OR BALLOT WILL BE SO VOTED UNLESS A CONTRARY VOTE IS INDICATED BY THE SHAREHOLDER. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHAREHOLDERS OF OUR COMMON STOCK REPRESENTED IN-PERSON OR BY PROXY IS REQUIRED TO RATIFY THE APPOINTMENT OF OUR AUDITORS.

SUMMARY OF ALL DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding Mannatech’s Executive Officers and Directors, including their ages as of April 1, 2004:

Name	Age	Position
Samuel L. Caster	53	Chairman of the Board and Chief Executive Officer
Terry L. Persinger	59	President, Chief Operating Officer, and Director
Stephen D. Fenstermacher	51	Senior Vice President of Accounting and Chief Financial Officer
Bill H. McAnalley, Ph.D	59	Senior Vice President of Research & Product Development and Chief Science Officer
Bettina S. Simon	54	Senior Vice President, General Counsel, and Corporate Secretary
Cynthia L. Tysinger	46	Senior Vice President and Chief Information Officer
Steven W. Lemme	48	Senior Vice President of Sales and Marketing
John F. Crowley	57	President of International Operations
Eileen M. Vennum	57	Senior Vice President of Research and Development Administration
Jeffrey P. Bourgoyne	42	Senior Vice President of Supply Chain and Associate Care
J. Stanley Fredrick	65	Lead Director
Alan D. Kennedy	73	Independent Director
John S. Axford, M.D.	50	Independent Director
Gerald E. Gilbert	70	Independent Director
Patricia A. Wier	66	Independent Director
Marlin Ray Robbins	58	Director

The following biographical information about Mannatech’s Directors and Executive Officers listed above is in alphabetical order:

John Stewart Axford M.D. has served as a Class III Independent Director since 2002. Since 1999, Dr. Axford has served as the President of the Royal Society of Medicine, Section of Clinical Immunology and Allergy and has performed certain clinical studies and research for Mannatech. Since 1990, Dr. Axford has been a member of the Faculty at St. George’s Hospital Medical School, University of London, and is serving as Senior Lecturer in Rheumatology, as well as a Consultant and Reader in Rheumatology and Clinical Immunology since 1998. Dr. Axford also serves on the editorial Boards of three medical journals and on numerous medical and health related committees. Dr. Axford has lectured extensively throughout the United States, the United Kingdom, Europe, Australia, and Asia and has authored and co-authored over 50 published peer-reviewed scientific papers, over 100 published abstracts and letters and two best-selling medical textbooks. Dr. Axford is actively involved with research in Rheumatology and served as Chairman of the 2000 Royal Society of Medicine Conference, Glycobiology and Medicine, held in London. Dr. Axford received a Bachelor of Medicine degree and Bachelor of Surgery degree from University College in London, England. In 1989, Dr. Axford was chosen as a Fulbright Scholar and has performed various immunology research at Tuft’s University in Boston, Massachusetts. In 1990, Dr. Axford completed his research thesis in arthritic diseases and in 1991 was awarded his M.D. with a Specialist Accreditation in Rheumatology and Immunology. Currently, Dr. Axford is the principal investigator for a three-year clinical trial funded by Mannatech at St. George’s Hospital.

Jeffrey Bourgoyne joined Mannatech in December 1996 to serve as our Director of Distribution. In October of 1998, Mr. Bourgoyne was promoted to Vice President of Operations and in November 2000 was promoted to Senior Vice President of Supply Chain and Associate Care. From 1995 to 1996, Mr. Bourgoyne served as Facility Manager for DSC Logistics, a Chicago based, national third party logistics company serving major consumer products companies. From 1989 to 1995, Mr. Bourgoyne served in several management positions with Abbott Laboratories, a global health care company engaged in the discovery, development, manufacture and marketing of pharmaceuticals, nutritionals, and medical products. Mr. Bourgoyne received a B.S. degree in Management with a minor in Economics from the University of New Orleans in New Orleans, Louisiana and an M.B.A. degree in Operations Management from Lake Forest Graduate School of Management in Lake Forest, Illinois. Mr. Bourgoyne earned a Certified Purchasing Manager designation from the Institute of Supply Management. and is a member of the Warehousing Research and Education Council and the Institute of Supply Management.

Samuel L. Caster co-founded Mannatech and directly owns 21.8% of Mannatech’s common stock as of April 1, 2004. Mr. Caster served as our President and as a Director on our Board of Directors from November 1993 until his resignation on March 31, 2000. From June 1, 2000 through March 4, 2002, Mr. Caster provided Mannatech with various consulting services related to its associates’ needs and was instrumental in the development of Mannatech’s revamped global associate career and compensation plan. Mr. Caster was reappointed as a Class II Director to our Board of Directors on August 2, 2000 and was elected serve as a Class II Director by Mannatech’s shareholders on June 2, 2003. From June 4, 2001 to March 4, 2002, Mr. Caster served as Co-Chairman of our Board of Directors and since March 5, 2002 has served as our Chairman of the Board. On April 15, 2003, Mr. Caster was elected Mannatech’s Chief Executive Officer. Mr. Caster has over 24 years experience with various network-marketing and direct selling companies. Mr. Caster also co-founded MannaRelief, a non-profit international ministry formed to help supply food supplements to at-risk children by working with other ministries, non-profit organizations, and missionaries throughout the world. Mr. Caster is the brother-in-law of Mr. Donald Herndon, our Vice President of Field Services. Mr. Herndon is the brother-in-law of Mr. Terry Persinger, who is our President, Chief Operating Officer, and a Board member.

John F. Crowley joined Mannatech in December 2001 to serve as our President of International Operations. From 1997 to 2001, Mr. Crowley served as Executive Vice President of Avon/Betterware Joint Venture Businesses. From 1995 to 1997, Mr. Crowley served as President and Managing Director of Betterware U.K. Ltd. From 1992 to 1995, Mr. Crowley served as President of Roselight, Inc., a start-up direct selling company specializing in decoratives and gifts. Mr. Crowley has also served in various management positions with another direct selling company, Princess House, Inc., a distributor of dinnerware. Mr. Crowley received a B.S.B.A. degree in Sociology and Business Administration from Stonehill College in North Easton, Massachusetts and has completed a variety of business courses at Harvard University, Boston University, American Management Association, and Harbridge House.

Stephen D. Fenstermacher joined Mannatech in November 1998 to serve as our Vice President of Accounting and Controller. In October 1999, Mr. Fenstermacher was promoted to Senior Vice President and Chief Financial Officer. From January 1998 to October 1998, Mr. Fenstermacher was a consultant for Kibel, Green, Issa, Inc., a crisis management firm specializing in turnaround strategy and consulting. From April 1995 to October 1997, Mr. Fenstermacher served as Executive Vice President and Chief Financial Officer for The Johnny Rockets Group, Inc., a corporate and franchise restaurant chain. From 1991 to 1995, Mr. Fenstermacher served as Chief Executive Officer and Chief Financial Officer for On the Border Cafes, Inc. and also with Brinker International, Inc. Mr. Fenstermacher received a B.A. degree in Government with a minor in Life Sciences from the University of Notre Dame in Notre Dame, Indiana and an M.B.A. degree in Finance and Accounting from the University of Pittsburgh, in Pittsburgh, Pennsylvania.

J. Stanley Fredrick was appointed to serve as a Class II Director on September 28, 2001, to replace Mr. Charles E. Fioretti, who resigned from our Board effective August 22, 2001. Mr. Fredrick owns 13.3% of Mannatech’s common stock as of April 1, 2004. Mr. Fredrick was elected to serve as Lead Director of our Board of Directors in November 2003. Mr. Fredrick currently is the owner of Fredrick Consulting Services, which provides consulting to the direct selling industry. In 2003, Mr. Fredrick was a founding board member of Professional Bank in Dallas, Texas, which is a boutique bank that provides certain financial resources to its customers. Mr. Fredrick also co-founded several companies including Cameo Couture, Inc., which operated as Colesce Couture, a direct-selling company that distributes intimate apparel, and Colony House, Inc., a private label cookware company, both of which operated through direct selling channels. Mr. Fredrick also co-founded Irving National Bank Shares, a commercial bank holding company and served as a consultant to them from 1994 until the bank was sold in 2000. Mr. Fredrick has been actively involved for over 30 years in the Direct Selling Association, a national trade association of leading firms that manufacture and distribute goods and services directly to consumers. Mr. Fredrick served on the Direct Selling Association’s Board and various committees of their Board. From 1987 to 1988, Mr. Fredrick served as Chairman of the Direct Selling Association and from 1988 to 1990, served as Chairman of the Direct Selling Education Foundation. Mr. Fredrick has many accomplishments including receiving the Direct Selling Association’s highest honor, the “Hall of Fame Award,” and being inducted into the Direct Selling Education Foundation “Circle of Honor.” Mr. Fredrick received a B.A. degree in English from Central State University in Edmond, Oklahoma.

Gerald E. Gilbert has served as a Class I Independent Director since June 2003. His current term as Director expires in 2006. From 1968 until his retirement in December 2002, Mr. Gilbert practiced law with the international law firm of Hogan and Hartson L.L.P. Mr. Gilbert’s legal and business expertise includes international trade, national trade associations, and various areas of consumer products. From 1968 to 1999, Mr. Gilbert served as General Counsel to the Direct Selling Association, a national trade association of leading firms that manufacture and distribute goods and services directly to consumers. Mr. Gilbert was the recipient of the “Hall of Fame Award,” which is the Direct Selling Association’s highest honor. Mr. Gilbert also served as General Counsel to the World Federation of Direct Selling Associations and the Tropical Forest Foundation. Mr. Gilbert served in the U.S. Naval Reserve from 1956 to 1992 and was promoted to Rear Admiral (Two Stars), the top ranking officer in the Naval Reserve JAG Corps. During his distinguished military service, Mr. Gilbert received numerous awards, including the “Legion of Merit.” Mr. Gilbert is also a Past National President of the Federal Bar Association. Mr. Gilbert received a B.A. from Denison University in Granville, Ohio and a Juris Doctor from the University of Virginia School of Law in Charlottesville, Virginia. Mr. Gilbert is a member of the State Bars of Virginia and the District of Columbia, and is admitted to practice before the United States Supreme Court.

Alan D. Kennedy has served as a Class III Independent Director since June 4, 2002. His current term as Director expires in 2005. Mr. Kennedy has over 30 years experience with various direct selling companies. From 1996 until his retirement in December 2001, Mr. Kennedy served as President Worldwide for Tupperware Corporation, a publicly-traded company that distributes and sells various products in over 100 countries, primarily through direct-selling channels. Since retiring, Mr. Kennedy continues to serve as a consultant to Tupperware. From 1989 to 1996, Mr. Kennedy served as President and Chief Executive Officer of Nature’s Sunshine Products, Inc., a publicly-traded, network marketing company that manufactures and markets nutritional and personal care products worldwide. From 1986 to 1989, Mr. Kennedy provided various consulting services to several direct selling companies. From 1982 to 1986, Mr. Kennedy served as Vice President of Sales Development for Avon Products, Inc., a multinational manufacturer and distributor of cosmetics, toiletries, jewelry, chemicals and clothing. Mr. Kennedy received a B.A. degree, with honors, in Economics from Colgate University in Hamilton, New York. Mr. Kennedy has many professional affiliations including serving as Chairman of the Direct Selling Association from 1995 to 1996 and Chairman of the Direct Selling Educational Foundation from 1996 to 1997. Mr. Kennedy serves on the Board of the Direct Selling Educational Foundation and serves on the Board of Regents for Mercersburg Academy, a private secondary school in Mercersburg, Pennsylvania.

Steven W. Lemme joined Mannatech in May 2003 to serve as our Senior Vice President of Sales and in November 2003 was promoted to Senior Vice President of Sales and Marketing. Mr. Lemme has also worked as an independent associate of Mannatech since 1996. From 1990 to 1996, Mr. Lemme served as President for the H Window Company, a division of the Norwegian Company Spilka, which is a window and patio door manufacturer. From 1981 until 1990, Mr. Lemme served as Assistant to the President for Molex Incorporated, one of the world’s leading international manufacturer of electrical equipment for the electronics industry. While at Molex, Mr. Lemme served in various positions in their maunfacturing, accounting and finance for both their domestic and european operations. Mr. Lemme received a B.A. degree in Biology and Chemistry from Lawrence University in Appleton, Wisconsin, and recieved an M.B.A. from Keller Graduate School of Management, in Chicago, Illinois. Mr. Lemme has also attended the Advanced Management Training Program at Harvard University and has experience in international sales, manufacturing, distribution, and finance.

Bill H. McAnalley, Ph.D. joined Mannatech in August 1996 to serve as our Director of Research, Development and New Products and in May 1997, began serving as our Chief Science Officer. From March 1995 to July 1996, Dr. McAnalley was a research and development consultant to Mannatech. From March 1987 to February 1995, Dr. McAnalley served as Vice President of Research and Product Development for Carrington Laboratories, Inc., a publicly-traded pharmaceutical research, development and manufacturing company, which manufactures Manapol®, a raw material included in the majority of Mannatech’s products. Dr. McAnalley received a B.S. degree in Mathematics from Angelo State University in San Angelo, Texas, a Master of Science degree in Chemistry and Biology from New Mexico Highlands University in Las Vegas, New Mexico, and received a Ph.D. in Pharmacology and Toxicology from the University of Texas Health Science Center in Dallas, Texas. Dr. McAnalley obtained his post-doctoral training in Forensic and Clinical Toxicology from the Dallas Institute of Forensic Science, as well as from the Southwestern Medical School Program at Parkland Hospital in Dallas, Texas. Dr. McAnalley is a member of the National Institutes of Health and the National Science Foundation.

Terry L. Persinger joined Mannatech in November 1999 to serve as our Executive Vice President, Chief Operating Officer, and a Class III Director. Mr. Persinger also served as our Corporate Secretary from November 1999 until November 2001 and began serving as our President in May 2000. Mr. Persinger’s current term as Director expires in 2005. From 1968 until his retirement in August 1999, Mr. Persinger worked at Goodyear Tire and Rubber Company, an international manufacturer of tires and rubber products and from January 1995 to August 1999, he served as their Vice President and General Manager of Engineered Products. Mr. Persinger received a B.S. in Chemical Engineering from the University of Cincinnati, in Cincinnati, Ohio, is a graduate of the PMD management program at Harvard University, and has also completed management training at Northwestern Kellogg School of Business, in Evanston, Illinois. Mr. Persinger is the brother-in-law of Mr. Donald W. Herndon, our Vice President of Field Services. Mr. Herndon is the brother-in-law of Mr. Samuel L. Caster, our Chairman of the Board and Chief Executive Officer.

Marlin Ray Robbins co-founded Mannatech, is a high-level independent associate, and as of April 1, 2004 owned 7.6% of Mannatech’s common stock. Mr. Robbins has served as a Class I Director on our Board of Directors since June 5, 2001 and his term as Director expires in 2006. Mr. Robbins has over 26 years experience with various network-marketing and direct selling companies. Mr. Robbins holds multiple positions in our global associates’ incentive network-marketing system and is considered an expert regarding our independent associates and their needs. Mr. Robbins provides our Board of Directors with certain consulting services related to associate relations and helped develop our new global associate career and compensation plan. Mr. Robbins received a B.S. degree in Biology and Chemistry from Southwest Texas State University in San Marcos, Texas.

Bettina S. Simon joined Mannatech in October 2001 to serve as our General Counsel and Senior Vice President. Ms. Simon was appointed Corporate Secretary in November 2001. From 1998 to 2000, Ms. Simon served as Vice President, General Counsel, and Corporate Secretary for Home Interiors and Gifts, Inc., a direct seller and manufacturer of home decorative accessory products. From 1995 to 1998, Ms. Simon was a partner with the law firm, Simon and Simon. From 1983 to 1995, Ms. Simon served as Assistant General Counsel and Assistant Secretary for Zale Corporation, one of the world’s largest retail jewelry chains. Ms. Simon received a B.F.A. degree, with honors in Journalism, from Southern Methodist University in Dallas, Texas and a Juris Doctor from Southern Methodist University School of Law in Dallas, Texas. Ms. Simon is a member of the State Bar of Texas, where she has been accepted as a member of the College of the State Bar of Texas. Ms. Simon is also a member of the American and Dallas Bar Associations, a member of the American Corporate Secretary’s Society, and a member of the Texas General Counsel Forum.

Cynthia L. Tysinger joined Mannatech in November 2000 to serve as our Vice President and Chief Information Officer. In June 2003, Ms. Tysinger was promoted to Senior Vice President. From May 1997 to October 2000, Ms. Tysinger served as the Director of Engineering Services for Technology Concepts and Design, Inc., a design, development, database management and engineering company. While employed by Technology Concepts and Design, Inc., Ms. Tysinger was a consultant to Mannatech and one of the lead system designers that developed our database website, www.GlycoScience.org. From July 1992 to May 1997, Ms. Tysinger served as the Program Control Manager for GTE Information Systems Division, a leading communication company. Ms. Tysinger attended Northern Virginia Community College, in Fairfax, Virginia. Ms. Tysinger is a member of the Direct Selling Association’s Technology Council and a member of the CIO Group. Ms. Tysinger has over 20 years of experience in the information systems and Internet technologies fields including working in various management positions for the United States Department of Defense, Boeing Co., and Hughes Aircraft.

Eileen M. Vennum joined Mannatech in January 1997 and until January 1998 served as Director of Regulatory Affairs. From January 1998 until June 1999, Ms. Vennum served as our Executive Director of Regulatory Affairs and in July 1999, was promoted to Vice President of Regulatory Affairs. In November 2003, Ms. Vennum was then promoted to Senior Vice President of Research and Development Administration and also serves as editor-in-chief of our website www.GlycoScience.org. From 1988 until 1996, Ms. Vennum served as Director of Regulatory Affairs, Document Control and Technical Editor for Carrington Laboratories, Inc., a public pharmaceutical research, development and manufacturing company. Ms. Vennum attended David Lipscomb University in Nashville, Tennessee, Harding University in Searcy, Arkansas, and the University of Dallas in Dallas, Texas. Ms. Vennum holds a Regulatory Affairs Certified designation from the Regulatory Affairs Professional Society.

Patricia A. Wier was appointed on October 15, 2003, to replace Mr. Jules Zimmerman, as an independent Director and Chairman of Mannatech’s Audit Committee. Mrs. Wier was also appointed to serve on Mannatech’s Compensation and Stock Option Plan Committee and the Qualified Legal Compliance Committee. Mrs. Wier currently owns Patricia Wier, Inc., which provides consulting services to various companies. Mrs. Wier served as President of Encyclopedia Britannica North American division, from 1986 until her retirement in 1994. Mrs. Wier also has served on the Board of NICOR Inc., a NYSE company, since 1991, where she has served as the Chairman of NICOR’s Audit Committee and currently serves on their Compensation Committee. Mrs. Wier received a B.A. in English Literature from the University of Missouri in Kansas City, Missouri and an M.B.A. in General Management from the University of Chicago in Chicago, Illinois. Mrs. Wier was a member of the Direct Selling Association from 1977 until 1994, and is a recipient of the Direct Selling Association’s highest honor, the “Hall of Fame Award.”

Classes of Our Board of Directors

Our Board of Directors is divided into three classes that serve staggered three-year terms expiring on the day of our annual shareholders’ meeting. The members of each of the classes and the expiration dates of their terms as of April 1, 2004 are as follows:

Class	Term Expiration	Directors
Class I	2006	Gerald E. Gilbert* and Marlin Ray Robbins
Class II	2004	Samuel L. Caster, J. Stanley Fredrick, and Patricia A. Wier(1)*
Class III	2005	Dr. John S. Axford, M.D.*, Terry L. Persinger, and Alan D. Kennedy*

*	Independent Board Member
(1)	Appointed to replace Mr. Jules Zimmerman, who resigned as of October 15, 2003.

Our Board of Directors held four regular meetings and six special meetings during 2003. All of the Directors attended at least 75% of these Board of Directors meetings. Although we do not have a formal policy regarding attendance by Directors at our annual shareholders’ meeting, we encourage and expect all of our Directors to attend our annual shareholders’ meeting. All of our Directors, except Messrs. Zimmerman and Axford attended our 2003 annual shareholders’ meeting, which was held on June 2, 2003.

Committees of Our Board of Directors

Pursuant to National Association of Security Dealers Listing Standards Rule 4200, a company’s board of directors is allowed to appoint one non-independent member to serve up to two years as a member of its compensation committee and/or nominating committee. To qualify as a non-independent member under the “exceptional and limited circumstances rule”, among other things, neither the member or their family members can currently be an officer or employee of the company. Based upon this rule, Mannatech’s Board of Directors determined that J. Stanley Fredrick meets the qualifications of the “exceptional and limited circumstances rule” and appointed him as Chairman of its Compensation and Stock Option Plan Committee and its Nominating and Governance Committee, effective August 7, 2003. The Board, as well as its independent directors, believed it was important to appoint Mr. Fredrick to these Committees because he maintains a wealth of knowledge about Mannatech, its business objectives and goals; has expertise in both the direct selling industry and negotiating contracts and agreements; and is a major shareholder of Mannatech. The Board of Directors believes that Mr. Fredrick is instrumental in helping articulate Mannatech’s overall philosophy, culture, and future direction to the Committees, whose members are strong and have expertise in a variety of areas, but are all relatively new to Mannatech.

Our Board of Directors has six committees with various functions. All of our Committee members attended at least 75% of their Committee meetings.

As of April 1, 2004, our Committee members included the following:

Director’s Name	Audit		Compensation and Stock Option Plan		Executive		Nominating and Governance		Qualified Legal Compliance		Science
Number of meetings held during 2003	6		6		2		4		3		4
Non-Employee Independent Directors:
Dr. John S. Axford M.D.											X	*
Gerald E. Gilbert	X		X				X		X	*	X
Alan D. Kennedy	X		X				X		X		X
Patricia A. Wier	X	*	X						X
Non-Employee Directors:
J. Stanley Fredrick(1)	X	#	X	*(3)	X	*	X	*(3)
Marlin Ray Robbins					X						X
Employee Directors:
Samuel L. Caster(2)					X		X	#			X
Terry L. Persinger					X						X

*	Committee Chairman
#	Non-voting member, who attends the committee meeting and participates in the committee’s discussion, analysis and recommendations, but is prohibited from voting on any recommendations or motions before the committee.
(1)	Lead Director of the Board of Directors and Chairman of the Executive Committee effective August 7, 2003.
(2)	Chairman of the Board of Directors effective April 15, 2003 and Chairman of the Executive Committee from April 15, 2003 until August 7, 2003.
(3)	Pursuant to “the exceptional and limited circumstances” rules and regulations of the Nasdaq Stock Market.

The Committees and their functions are as follows:

•	Audit Committee. Patricia A. Wier, Chairman, is designated as the Audit Committee financial expert, as defined in Item 401 of Regulation S-K under the Securities Exchange Act of 1934. Each of the voting Audit Committee members are independent as the term is defined in Rule 4200(a) (15) of the National Association of Security Dealers listing standards. Our Audit Committee is primarily responsible for approving all services provided by Mannatech’s independent auditors, reviewing Mannatech’s annual audit results, and meeting with Mannatech’s independent auditors to periodically review Mannatech’s internal controls and financial management practices. Our Audit Committee’s responsibilities are stated more fully in its amended and restated charter, which is attached to this proxy statement as Appendix A, beginning on page A-1, and is also published on our website at www.mannatech.com. Our Audit Committee’s report, as required by the United States Securities and Exchange Commission rules, appears in this proxy statement on page 24.

•	Compensation and Stock Option Plan Committee. All of the Compensation and Stock Option Plan Committee members, except for Mr. Fredrick, are independent Directors. Mr. Fredrick is not independent, but the Compensation and Stock Option Plan Committee Charter allows Mr. Fredrick a non-independent Director, to serve as a committee member for up to two years as he meets the requirements of the “exceptional and limited circumstances” rules of the Nasdaq Stock Market, as described in this proxy statement on page 12. None of Mannatech’s executive officers serve as members of any board of directors or as a member of any other compensation committee for any other entity that has or has had one or more executive officers serving as a member of Mannatech’s Board of Directors on its Compensation and Stock Option Plan Committee. Our Compensation and Stock Option Plan Committee is primarily responsible for establishing all compensation for Mannatech’s executive officers and Directors, including salaries, bonuses, for granting stock options, and for administering Mannatech’s stock option plans. Our Compensation and Stock Option Plan Committee’s responsibilities are stated more fully in its amended and revised charter, which is attached to this proxy statement as Appendix B, beginning on page B-1, and is also published on our website at www.mannatech.com. Our Compensation and Stock Option Plan Committee’s report, as required by the United States Securities and Exchange Commission rules, appears in this proxy statement on page 20.

•	Executive Committee. Our Executive Committee is primarily responsible for advising Mannatech’s Board of Directors and has the authority to make specific recommendations to its Board. Our Executive Committee also monitors Mannatech’s management resources, structure, succession planning, development, and selection process and performance of key executives.

•	Nominating and Governance Committee. Our Nominating and Governance Committee is composed of four Directors, which include, two independent Directors, one non-independent Director who is prohibited from voting, and one non-independent Director, who meets the qualification to serve on this Committee, pursuant to the “exceptional and limited circumstances” rules of Nasdaq as described in this proxy statement on page 12. Our Nominating and Governance Committee is primarily responsible for reviewing and recommending nominees to our Board of Directors, developing plans regarding the size and composition of the Board, and developing management succession planning. The Nominating and Governance Committee recommends a list of nominees to Mannatech’s Board of Directors based on several factors, which include but are not limited to (1) the experience level, mix of skills and other business qualities a potential nominee may possess; (2) the general experience and skill levels of ongoing Board members; (3) the status of the nominee as “independent” under the Nasdaq’s listing standards and the rules and regulations of the United States Securities and Exchange Commission; (4) experience with accounting rules and practices; and (5) verification of background, work and education. Except as set forth herein this proxy statement, there is no stated minimum criteria for Director nominees, although Mannatech’s Nominating and Governance Committee considers such other factors as it may deem are its and its shareholders’ best interests. Our Nominating and Governance Committee’s responsibilities are stated more fully in its charter, which is attached to this proxy statement as Appendix C, beginning on page C-1 and is also published on our website at www.mannatech.com. For additional information on nominating nominees to our Board of Directors see “Shareholder Procedures for Nominating Board Members or Introducing Proposals, “ beginning on page 4 of this proxy statement.

•	Qualified Legal Compliance Committee. Our Qualified Legal Compliance Committee is composed of three independent Directors. The Qualified Legal Compliance Committee is primarily responsible for establishing and maintaining policies and procedures to handle and investigate complaints, including whistleblower or other confidential complaints. The Qualified Legal Compliance Committee is also responsible for resolving all complaints including advising its Board of Directors about various legal matters. Our Qualified Legal Compliance Committee charter is included in with our Audit Committee charter, which is attached to this proxy statement as Appendix A, beginning on page A-1 and is also published on our website at www.mannatech.com.

•	Science Committee. Our Science Committee is composed of various members with research and development backgrounds. The Science Committee is primarily responsible for overseeing all of the product development aspects for the Company and setting the overall direction of product research and development.

Shareholder Communication with Our Board of Directors

Mannatech requests that any shareholders interested in communicating directly with individual Directors or with its entire Board of Directors submit such correspondence in writing. However, Mannatech has set up a voicemail box in which voice messages can be left for Board of Directors. The voice mail box telephone number is 972-471-7711. To submit correspondence to the Board of Directors, in writing by fax to (972) 471-7389; by email to BoardofDirectors@mannatech.com; or by mailing correspondence to Mannatech, Incorporated, Attention General Counsel, for the Board of Directors, 600 S. Royal Lane, Suite 200, Coppell, Texas 75019. Upon receipt, a copy of such correspondence will be given to the Chief Financial Officer and such correspondence will be delivered to Samuel Caster; Chairman of the Board. All correspondence to individual Board members will be delivered directly to the individual Board member. Mannatech’s Executive Officers and designated officals may be given access to such communications with its Board of Directors, except in instances in which the charters of Mannatech’s Committees require anonymity.

Compensation of Directors

Mannatech compensates its non-employee members of its Board of Directors for serving and participating on its Board, for chairing its Committees, and for attending its Board and Committee meetings. Compensation for its Directors are as follows:

•	For serving as Vice-Chairman of our Board, Mr. Zimmerman was paid $83,333 through October 15, 2003, when he resigned for personal reasons. Mr. J. Stanley Fredrick was appointed as Lead Director on November 7, 2003, and as a result, is paid $100,000 per year to serve as our Lead Director on our Board of Directors.

•	Mannatech pays Messrs. Gilbert and Kennedy, Dr. Axford, and Mrs. Wier, all of its independent non-employee Directors, $2,500 per month for serving on its Board of Directors.

•	Mannatech pays Dr. Axford $20,000 per year to serve as Chairman of its Science Committee. In addition, Mrs. Wier is paid $20,000 per year to serve as Chairman of the Audit Committee. Mr. J. Stanley Fredrick and Mr. Gilbert are not paid any additional fees to serve as Chairman of their Committees.

•	Messrs. Gilbert, Kennedy, and Robbins are paid $500 for every telephonic Board or Committee meeting they participate in and are paid $1,000 for every Board or Committee meeting they attend in person.

•	Dr. Axford is paid $500 for every telephonic Board meeting he participates in and $1,000 for every Board meeting he attends. Once Dr. Axford has attended in person or by telephone four Science Committee meetings in any one calendar year, he will then subsequently be paid by Mannatech $500 for every telephonic Science Committee meeting in which he participates in and $1,000 for every Science Committee meeting he attends for the remainder of the calendar year.

•	Mrs. Wier is paid $500 for every telephonic Board meeting she participates in and $1,000 for every Board meeting she attends. For the Compensation and Stock Option Plan Committee and the Nominating and Governance Committee, Mrs. Wier is paid $500 for every telephonic committee meeting she participates in and is paid $1,000 for every Compensation and Stock Option Plan Committee and every Nominating and Governance Committee meeting she attends. However, in regard to the Audit Committee, once Mrs. Wier has attended in person or by telephone four Audit Committee meetings in any one calendar year, she will then subsequently be paid by Mannatech $500 for every telephonic Audit Committee meeting she participates in and $1,000 for every Audit Committee meeting she attends for the remainder of the calendar year.

•	All Board members are reimbursed for any reasonable out-of-pocket travel expenses in connection with their travel to, and attendance at, meetings of our Board of Directors or its Committees.

•	In March 2004, the Board of Directors approved a cash bonus of $14,000 for each of its non-employee Directors for their leadership, purserverance, and exceptional governance efforts for Mannatech during 2003. The six Directors receiving this cash bonus included Messrs. Axford, Fredrick, Gilbert, Kennedy, Robbins, and Mrs. Wier.

On June 2, 2003, Mannatech’s Board of Directors granted Mr. Gilbert 50,000 stock options that vest over three years and are exercisable at an exercise price of $3.49 per share. These options expire on June 1, 2013. On November 7, 2003, Mrs. Wier was granted 25,000 stock options, at an exercise price of $7.50 per share. These options vest over three years and expire on November 6, 2013. On the date of grant, the exercise price of these stock options granted approximated the fair value of Mannatech’s common stock on the date of grant. On November 6, 2003, the Board of Directors also granted 200,000 stock options to Mr. Caster, it’s Chief Executive Officer, at an exercise price of $8.195 per share, which was 110% of the fair market value of Mannatech’s common stock on the date of grant, as Mr. Caster is a shareholder who owns more than 5% of Mannatech’s common stock. Mr. Caster’s stock options vest over four years and expire on November 6, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires a company’s Directors and Executive Officers, and persons who own more than 10% of its common stock to file initial reports of ownership and reports of changes in their beneficial ownership of its common stock with the Securities and Exchange Commission. Such persons are required by the Securities and Exchange Commission’s regulations to furnish Mannatech with copies of all Section 16(a) reports they file.

Based solely upon a review of such reports or written representations furnished to us that no other reports were required, Mannatech believes that during the year ended December 31, 2003, all of its Executive Officers, Directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except for the following:

•	Robert Henry filed a late Form 4 relating to the reporting of a stock sale in June 2003;

•	Donald Herdon, Reg McDaniel, and Jett, all former members of a Schedule 13D group filed late Form 3’s relating to reporting their initial Mannatech equity holdings in March 2003;

•	Alan Kennedy filed a late Form 4 relating to his Family Trust reporting three stock purchases in May 2003;

•	Steven Lemme filed a late Form 3 relating to reporting his initial Mannatech equity holdings in May 2003 and also filed a late Form 4 related to the reporting of stock options granted to him in June 2003;

•	Dr. Bill McAnalley filed a late Form 4 related to the reporting of a stock sale in June 2003 and also filed a late Form 4 related to two additional stock sales in July 2003; and

•	Brad Wayment filed a late Form 4 related to four stock sales in November 2003.

Code of Ethics

In order to help assure the highest levels of business ethics at Mannatech, its Board of Directors adopted a Code of Ethics for its Executive Officers and Directors. The Code of Ethics is attached to this proxy statement as Appendix D, beginning on page D-1 and is published on our website at www.mannatech.com. Any change in, or waiver from, and the grounds for such change or waiver of this Code of Ethics shall be promptly disclosed by publishing it on our corporate website – www.mannatech.com. Mannatech’s Code of Ethics applies to all of its Executive Officers and Directors. Mannatech’s Code of Ethics was designed to ensure that its business is conducted in a consistent legal and ethical manner and sets forth guidelines for all areas of professional conduct, including conflicts of interest, employment policies, protection of confidential information, and fiduciary duties.

EXECUTIVE COMPENSATION AND SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the compensation of those persons serving as Mannatech’s Chief Executive Officer and the four most highly compensated Executive Officers (collectively, the “Named Executive Officers”) for the year ended December 31, 2003.

		Annual Compensation							Long-term compensation awards Number of shares underlying options granted	All other compensation(1)
Name and principal position	Year	Salary		Bonus		Other annual compensation
Samuel L. Caster(2) Chairman of the Board and Chief Executive Officer	2003 2002 2001	$ $ $	586,813 498,791 —	$ $ $	240,000 120,000 —	$ $ $	17,453 182,782 627,827	(3) (4) (5)	200,000 — —	$ $ $	— — —

Terry L. Persinger President and Chief Operating Officer	2003 2002 2001	$ $ $	332,527 340,011 302,637	$ $ $	136,000 68,000 —	$ $ $	13,479 12,098 10,904	(6) (8) (9)	— — 150,000	$ $ $	56,261 2,765 2,625	(7)

Bill H. McAnalley, Ph.D. Senior Vice President of Research and Product Development and Chief Science Officer	2003 2002 2001	$ $ $	283,783 265,382 251,129	$ $ $	— 53,000 —	$ $ $	126,970 19,749 17,010	(10) (11) (12)	— — 50,000	$ $ $	3,006 2,795 2,625

Stephen D. Fenstermacher Senior Vice President and Chief Financial Officer	2003 2002 2001	$ $ $	234,725 240,659 241,317	$ $ $	85,996 48,000 —	$ $ $	6,944 10,813 10,813	(13) (13) (13)	— — 50,000	$ $ $	— — —

John F. Crowley(14) President of International Operations	2003 2002 2001	$ $ $	205,385 210,577 13,269	$ $ $	95,247 42,000 —		$16,175 79,023 —	(15) (16)	— — 50,000	$ $ $	1,777 2,161 —

Robert M. Henry(17) Former Chief Executive Officer	2003 2002 2001	$ $ $	161,319 399,945 353,159	$ $ $	— 80,000 —	$ $ $	381,671 49,492 122,220	(18) (20) (21)	— — 250,000	$ $ $	235,860 2,750 2,625	(19)

(1)	Includes Mannatech’s matching contribution to its 401(k) plan.
(2)	Mr. Caster was a consultant to Mannatech from June 1, 2000 to March 4, 2002. On March 5, 2002, Mr. Caster was appointed as Mannatech’s Chairman of the Board. On April 15, 2003, Mr. Caster was elected as Mannatech’s Chief Executive Officer.
(3)	Represents $10,475 for auto lease payments and $6,978 for travel expenses paid for Mr. Caster.
(4)	Represents $156,575 for consulting fees related to Mr. Caster’s consulting agreement, $18,179 for auto lease payments, and $8,028 for travel expenses paid for Mr. Caster.
(5)	Represents $600,000 for consulting fees related to Mr. Caster’s consulting agreement and $27,827 for auto lease payments paid for Mr. Caster.
(6)	Represents $10,359 for auto lease payments and $3,120 for travel expenses paid for Mr. Persinger.
(7)	Represents $3,008 for Mannatech’s matching 401(k) plan contribution and $53,253 in compensation charged to Mr. Persinger related to his exercising and selling 10,000 stock options in 2003.
(8)	Represents $10,904 for auto lease payments and $1,194 for travel expenses paid for Mr. Persinger.
(9)	Represents auto lease payments paid for Mr. Persinger.
(10)	Represents $114,510 of royalties owed to Dr. McAnalley for the sale of certain products in lieu of a management bonus, $11,666 for an auto allowance and auto lease payments, and $794 for travel expenses paid for Dr. McAnalley.
(11)	Represents $6,320 of royalties paid to Dr. McAnalley for the sale of certain GlycoLEAN® products, $12,000 for an auto allowance, and $1,429 for travel expenses paid for Dr. McAnalley.

(12)	Represents $4,613 of royalties paid to Dr. McAnalley for the sale of certain GlycoLEAN® products and $12,397 for an auto allowance paid for Dr. McAnalley.
(13)	Represents auto lease payments paid for Mr. Fenstermacher.
(14)	Mr. Crowley was hired on December 10, 2001 to serve as President of International Operations.
(15)	Represents $8,145 for auto lease payments, $2,058 for travel expenses, and $5,972 in relocation expenses paid for Mr. Crowley.
(16)	Represents $7,467 for auto lease payments, $2,102 for travel expenses, and $69,454 in relocation expenses paid for Mr. Crowley.
(17)	Mr. Robert Henry resigned as Mannatech’s Chief Executive Officer as of April 15, 2003.
(18)	Represents $3,533 for auto lease payments and $262 for travel expenses paid for Mr. Henry during his course of employment with Mannatech in 2003. On April 15, 2003, Mannatech entered into a Separation Agreement with Mr. Henry and paid him $49,231 for accrued vacation, $17,907 for health and life insurance, and $310,738 related to canceling his employment agreement, which would have expired on December 31, 2005. In 2004 and 2005, Mannatech is also required to pay Mr. Henry $400,000 per year related to the cancellation of his employment agreement.
(19)	Represents $2,215 for Mannatech’s matching 401(k) contribution and pursuant to Mr. Henry’s Separation Agreement, Mannatech paid Mr. Henry $88,645 for title and taxes related to his leased automobile, $80,000 for outplacement fees, $50,000 for relocation fees, and $15,000 for attorney fees.
(20)	Represents $34,077 for payments relating to the negative tax consequences resulting from the payment of relocation expenses to Mr. Henry, $10,782 for auto lease payments, and $4,633 for travel expenses paid for Mr. Henry.
(21)	Represents $111,438 for temporary living and relocation expenses and $10,782 for auto lease payments paid for Mr. Henry.

Stock Options Granted in the Last Fiscal Year

The following table provides information on options granted to our Named Executive Officers during the fiscal year ended December 31, 2003:

Name	Number of shares underlying options granted (1)	Percent of total options granted to employees	Exercise or base price ($/Sh)	Expiration date	Potential realizable value at assumed annual rates of stock price appreciation for option term(2) (000’s)
					5%	10%
Samuel L. Caster	200,000	67.3%	$8.195	11/7/2008	$2,092	$2,640

(1)	20% of options granted to Mr. Caster became exercisable on the date of grant, thereafter 20% of his options vest on the anniversary of the date of grant for four years.
(2)	The 5% and 10% assumed annual compound rates of stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent Mannatech’s estimate or projection of future prices of its common stock. The actual value realized may be greater or less than the potential realizable value set forth in the table.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information concerning the exercise of stock options held by Mannatech’s Named Executive Officers during the year ended December 31, 2003:

	Shares acquired On exercise	Value Realized (000’s)	Number of shares underlying unexercised options at 12/31/03		Value of unexercised in-the-money options at 12/31/03 (1) (000’s)
Named Executive Officer			Exercisable	Unexercisable	Exercisable	Unexercisable
Samuel L. Caster	—	$—	40,000	160,000	$108	$431
Terry L. Persinger	10,000	$54	340,000	50,000	$2,802	$410
Bill H. McAnalley Ph.D.(2)	74,074	$—	201,111	16,667	$1,145	$137
Stephen D. Fenstermacher	—	$—	233,333	16,667	$1,120	$137
John F. Crowley	—	$—	33,333	16,667	$230	$115
Robert M. Henry(3)	108,333	$853	125,070	—	$1,028	$—

(1)	Based on the closing price of $10.89 per share of our common stock on the NASDAQ National Market on December 31, 2003 less the per share exercise price multiplied by the number of stock options.
(2)	Dr. McAnalley tendered 12,422 shares of his Mannatech stock to Mannatech, which was valued at $8.05 per share, to exercise 74,074 of his stock options. The $8.05 value was based on the fair market price of Mannatech’s stock on the date of exercise.
(3)	Mr. Henry resigned as Chief Executive Officer on April 15, 2003.

Executive Employment Agreements

Effective September 1, 1998, Mannatech entered into a five-year employment agreement with Dr. Bill H. McAnalley, its Chief Science Officer and Senior Vice President of Research and Development. The employment agreement expired in August 2003. In August 2003, Mannatech entered into a new two-year employment agreement with Dr. McAnalley. Under the terms of this new agreement, Dr. McAnalley’s annual salary was increased to $330,000 and he is eligible to participate in all employee benefits available to other company executives. If Mannatech cancels the employment agreement without cause, Mannatech is required to pay his remaining annual salary for the duration of the agreement.

On November 1, 1999, Mannatech entered into a three-year employment agreement with Mr. Terry L. Persinger, its Chief Operating Officer, President and board member. The employment agreement specifies an annual salary and provides that either party can cancel the agreement. If Mannatech cancels the employment agreement without cause, Manantech is required to pay his annual salary for the remaining duration of the agreement. Mr. Persinger is also eligible to participate in all employee benefits available to other company executives. On November 1, 2001, Mannatech amended this employment agreement to extend the term to December 31, 2004 and to increase his annual salary to $340,000 beginning on January 1, 2002.

On April 15, 2003, Robert M. Henry resigned from Mannatech as its Chief Executive Officer and as a member of its Board of Directors, and Mannatech entered into a Separation Agreement with Mr. Henry. Under the terms of the Separation Agreement, Mannatech was required to pay Mr. Henry a total of $1.4 million, of which $0.8 million remained unpaid at December 31, 2003. Mannatech will pay Mr. Henry $0.4 million in 2004 and the remaining $0.4 million in 2005. The severance payments primarily related to Mannatech’s contractual obligations related to terminating Mr. Henry’s employment agreement, which would have expired in 2004, outplacement fees, attorney fees, relocation fees, health and life insurance, and title to his leased vehicle. In addition, Mannatech extended the term of Mr. Henry’s 266,667 vested stock options to the earlier of ten years from the original date of grant or one year after Mr. Henry’s death and recorded a one-time non-cash compensation charge of $0.6 million. As of December 31, 2003, Mr. Henry had exercised 108,333 of his stock options. Pursuant to the Separation Agreement, Mr. Henry agreed to provide certain consulting services to Mannatech through December 31, 2005 and is prohibited from being affiliated with another dietary supplement network-marketing company that specializes in products that are glyconutritional or aloe-based for a specified period.

On May 5, 2000, Mr. Samuel L. Caster resigned as Mannatech’s President. On June 1, 2000, Mannatech entered into a consulting agreement with Mr. Caster. Under the terms of the agreement, Mannatech agreed to pay Mr. Caster $50,000 per month plus automobile lease expenses, insurance, and other expenses. During 2000, 2001, and 2002, Mannatech incurred expenses related to this agreement of approximately $312,000, $628,000, and $162,000. On March 5, 2002, Mannatech’s Board of Directors elected to terminate the consulting agreement with Mr. Caster and hire him as an employee. In October 2002, Mannatech entered into a written employment agreement with Mr. Caster whereby Mr. Caster is employed by Mannatech until December 31, 2005 and is paid an annual salary of $600,000. Mr. Caster is also eligible to participate in all employee benefits available to other company executives. Mannatech is obligated to pay the remainder of the agreement until December 31, 2005, except in the case of resignation, death, incapacitation, or termination with cause.

Management Bonus Plan

Mannatech’s Executive Officers and certain other officers are eligible to receive bonuses in addition to their base salaries. Mannatech’s Compensation and Stock Option Plan Committee is responsible for reviewing and approving all of Mannatech’s bonuses. Under Mannatech’s existing Management Bonus Plan, Executive Officers can earn an annual bonus for the achievement of certain consolidated financial results, which are certified by its independent auditors. Any earned bonuses are paid by March 15th of the following year. For fiscal 2003, Mannatech declared an aggregate cash bonus of $1.1 million under its Management Bonus Plan, which was paid on February 21, 2004.

Equity Compensation Plan Information

Mannatech’s 1997 Stock Option Plan was adopted by its Board of Directors and approved by its shareholders on May 14, 1997. Mannatech’s 1998 Incentive Stock Option Plan was adopted by its Board of Directors, approved by its shareholders on April 8, 1998, and amended on September 4, 1998 to increase the number of shares reserved for issuance from 500,000 to 1,000,000 shares. Mannatech’s 2000 Stock Option Plan was adopted by its Board of Directors and approved by its shareholders on June 19, 2000. All three of Mannatech’s stock option plans were further amended and restated effective August 7, 2003, to amend certain provisions of the plans for recent regulatory changes. Mannatech’s stock option plans are intended to encourage investment by Mannatech’s officers, employees, and non-employee Directors in shares of Mannatech’s common stock so that they will have an increased vested interest in, and greater concern for, Mannatech’s welfare.

Options granted under Mannatech’s 1997 and 2000 stock option plans may be either incentive stock options or options that do not qualify for treatment as incentive stock options under Section 422 of the United States Internal Revenue Code of 1986. Options granted under Mannatech’s 1998 Incentive Stock Option Plan may only be granted to Mannatech’s Directors and employees.

Incentive stock options may be granted under Mannatech’s stock option plans to any person who is an employee of Mannatech (including Mannatech’s Directors) or any parent or subsidiary that may exist in the future. The exercise price of incentive stock options must equal the approximate fair market value of a share of its common stock on the date of grant. Stock options granted to persons owning more than 5% of Mannatech stock are required to be issued at an exercise price of at least 110% of the fair market value on the date of grant and can be issued for a term not to exceed five years.

Mannatech’s stock option plans may be amended or canceled by its Board of Directors at any time without the approval of its shareholders, with a few exceptions. However, Mannatech’s Board of Directors may not take any action without the approval of its shareholders that affects options previously granted under its stock option plans.

The following table sets forth information regarding Mannatech’s common stock that may be issued upon the exercise of stock options, warrants and other rights granted to employees, consultants or Directors under all of its existing equity compensation plans as of December 31, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by Shareholders	2,313,387	$4.53	536,861
Equity compensation plans not approved by Shareholders	—	$—	—

Total	2,313,387	$4.53	536,861

Mannatech’s Compensation and Stock Option Plan Committee has full and final authority in their discretion, subject to provisions of Mannatech’s stock option plans, to determine, among other things:

•	the individuals to whom options shall be granted;

•	whether the option granted shall be an incentive stock option or a non-qualified stock option;

•	the number of shares of common stock covered by each option;

•	the time or times at which options will be granted;

•	the option vesting schedule;

•	the exercise price of the option;

•	the duration of the options granted;

•	whether to prescribe, amend and rescind rules and regulations relating to Mannatech’s stock option plans;

•	whether to accelerate or defer (with the consent of the optionee) the exercise date of any option; and

•	whether to authorize any person to execute on Mannatech’s behalf any instrument required to effectuate the grant of an option previously granted by its Board of Directors.

401(k) Plan

On May 9, 1997, Mannatech adopted a 401(k) Pre-tax Savings Plan. All employees who have been employed by Mannatech for at least 90 days at the beginning of a quarter and are at least 21 years of age are eligible to participate in Mannatech’s 401(k) Plan. Employees may contribute up to the maximum annual limit, as statutorily prescribed, of their current annual compensation to the 401(k) Plan. Mannatech makes regular matching contributions to its 401(k) Plan in the amount of $0.25 for each $1.00 contributed by a participating employee up to a maximum of 6% of the participant’s annual salary. The 401(k) Plan also provides that Mannatech can make profit-sharing contributions to the 401(k) Plan each year based upon our profit. Mannatech did not make any profit-sharing contributions in 2003. Employee contributions and Mannatech’s matching contributions are paid to a corporate trustee and are invested as directed by the participating employee. Mannatech’s contribution to its 401(k) Plan vests over five years or earlier if the participating employee retires at age 65, becomes disabled or dies. Payments to participating employees may also be made in the case of financial hardship. Payments may be made in a lump sum. Mannatech’s 401(k) Plan is intended to qualify under Section 401 of the United States Internal Revenue Code of 1986, so that contributions made by employees or by Mannatech to its 401(k) Plan, and income earned on these contributions, are not taxable to Mannatech employees until withdrawn from the 401(k) Plan.

WITH RESPECT TO ANY FUTURE FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION INTO WHICH THIS PROXY STATEMENT IS INCORPORATED BY REFERENCE, THE FOLLOWING MATERIAL UNDER THE HEADINGS “REPORT OF THE COMPENSATION AND STOCK OPTION PLAN COMMITTEE,” “REPORT OF THE AUDIT COMMITTEE” AND “PERFORMANCE GRAPH” SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

Compensation and Stock Option Plan Committee Interlocks and Insider Participation

None of its executive officers services as a member of any board of directors or as a member of any other compensation committee of any other entity that has or has had one or more executive officers serving as a member of Mannatech’s Board of Directors or Compensation and Stock Option Plan Committee.

REPORT OF THE COMPENSATION AND STOCK OPTION PLAN COMMITTEE

Mannatech’s Report of the Compensation and Stock Option Plan Committee summarizes Mannatech’s executive compensation policies and the basis for the compensation paid to its Executive Officers, including Mr. Samuel L. Caster, Mannatech’s Chief Executive Officer, and Mr. Robert M. Henry, its former Chief Executive Officer during the year ended December 31, 2003.

Compensation policy. Mannatech’s policy with respect to its executive compensation is designed to:

•	adequately and fairly compensate its Executive Officers in relation to their responsibilities, capabilities and contributions to Mannatech in a manner that is commensurate with compensation paid by other similarly-sized companies or other companies within the same industry; and

•	reward its Executive Officers for the achievement of short-term operating goals and the enhancement of long-term value.

Components of compensation. The primary components of compensation paid to Mannatech’s Executive Officers and the relationship of such components of compensation to Mannatech’s performance are discussed below:

(a)	Base salary. During each year Mannatech’s Compensation and Stock Option Plan Committee reviews the base salaries of Mannatech’s Executive Officers to ensure its salaries are reasonable based upon a number of factors. These factors include Mannatech’s performance (to the extent such performance can fairly be attributed or related to each Executive Officer’s performance), as well as the nature of each Executive Officer’s responsibilities, capabilities, loyalties and contributions. Mannatech’s Compensation and Stock Option Plan Committee believes that the base salaries for Mannatech’s Executive Officers are reasonable as compared to other similarly-sized companies or other companies within the same industry.

(b)	Bonus. Each Executive Officer is eligible to participate in Mannatech’s Management Bonus Plan. The bonus plan is based upon Mannatech achieving certain consolidated financial results, which are certified by its independent auditors. Bonuses earned by Mannatech’s Executive Officers are reviewed and approved by its Compensation and Stock Option Plan Committee and paid by March 15th of the following year. For fiscal 2003, Mannatech declared an aggregate cash bonus of $1.1 million, which was paid on February 21, 2004.

(c)	All other annual compensation. Mannatech maintains certain other plans and arrangements for the benefit of its Executive Officers and other members of its management, including participation in its 401(k) plan, use of a company vehicle, payment of travel expenses, and enrollment in health, life, automobile and long-term disability insurance. All of its Vice Presidents are paid monthly auto allowances of $500. In addition, Senior or Executive Vice Presidents and above are either paid an auto allowance of $1,000 or provided with a company-leased vehicle. Mannatech’s Compensation and Stock Option Plan Committee believes these benefits are reasonable in comparison to the executive compensation practices of other similarly-sized companies or other companies within the same industry.

(d)	Long-term compensation. Mannatech maintains stock option plans to reward Mannatech’s executives and employees for the attainment of certain goals or events. Stock option grants are reviewed and approved by the Compensation and Stock Option Plan Committee. Mannatech’s Compensation and Stock Option Plan Committee believes these long-term compensation arrangements are reasonable in relation to the executive compensation practices of other similarly-sized companies or other companies within the same industry.

2003 Chief Executive Officer’s Compensation. As previously described, Mannatech’s Compensation and Stock Option Plan Committee considers several factors in determining Mannatech’s Chief Executive Officer’s compensation package. The primary factors focus on Mannatech’s financial performance and the competitive compensation paid to other executive officers of similarly-sized companies or other companies within the same industry. Specific actions taken by the Compensation and Stock Option Plan Committee regarding Mr. Caster’s compensation paid in 2003 are summarized below:

Mr. Samuel L. Caster:

(a)	Base salary. Mr. Caster’s base salary was based on a number of factors, including Mannatech’s overall performance and its consolidated financial results, as well as the nature of Mr. Caster’s responsibilities, capabilities, loyalties and contributions to Mannatech’s performance. For fiscal 2003, Mr. Caster’s base salary was $600,000 per annum.

(b)	Bonus. Mr. Caster participated in Mannatech’s Management Bonus Plan. The bonus plan is based upon the attainment of certain consolidated financial results, which are certified by Mannatech’s independent auditors. For Fiscal 2003, Mannatech declared a cash bonus of $240,000 for Mr. Caster, which was paid on February 21, 2004.

(c)	All other annual compensation. Mr. Caster, as well as all other executive officers, may participate in Mannatech’s 401(k) plan. Mr. Caster was also provided with a company leased vehicle, reimbursed for certain personal travel expenses, and is enrolled in health, life, automobile, and disability insurance.

(d)	Long-term compensation. On November 7, 2003, Mr. Caster was granted 200,000 stock options at an exercise price of $8.195 per share. 40,000 of his stock options vested immediately and thereafter 20%, or 40,000 stock options, vest each anniversary grant date for four years. The stock options expire on November 6, 2008. The stock options were granted to Mr. Caster as an incentive to link Mr. Casters’ future compensation directly with the future return on Mannatech’s stock and as a reward for his hard work and dedication.

Specific compensation paid to its former Chief Executive Officer, Mr. Henry, who resigned on April 15, 2003, is summarized below:

Mr. Robert M. Henry:

(a)	Base salary. Mr. Henry’s base salary was $400,000 per annum, payable through December 31, 2005.

(b)	Bonus. No cash bonus was accrued or paid to Mr. Henry during fiscal 2003.

(c)	All other annual compensation. Mr. Henry participated in Mannatech’s 401(k) plan. Mr. Henry was also provided with a company leased vehicle and was reimbursed for certain personal expenses. As a result of his resignation, Mr. Henry was paid $80,000 in outplacement fees, $15,000 in attorney fees, $50,000 in relocation fees, $18,000 in health and life insurance, and $88,000 for title and taxes related to his leased vehicle.

(d)	Long-term compensation. Mr. Henry was not granted any stock options during fiscal 2003. However, the term of his 183,334 vested stock options at an exercise price of $2.63 per share and 83,333 vested stock options at an exercise price of $2.69 per share was extended through the earlier of ten years from the original date of grant or one year after his death.

$1 million pay deductibility cap. Under Section 162(m) of the United States Internal Revenue Code, public companies are precluded from receiving a tax deduction on compensation paid to their executive officers in excess of $1 million, unless the compensation is excluded from the $1 million limit as a result of being classified as performance-based compensation. At this time, Mannatech’s executive officers’ cash compensation levels have not exceeded the $1 million limit and we do not anticipate exceeding this limit in the near future. Nonetheless, the Compensation and Stock Option Plan Committee periodically reviews all of Mannatech’s executive officers’ compensation in light of Section 162(m).

Conclusion. Mannatech’s Compensation and Stock Option Plan Committee believes the concepts discussed above further Mannatech’s shareholders’ interests and encourage responsible management by its executive officers. Notwithstanding, Mannatech’s Compensation and Stock Option Plan Committee will regularly monitor and consider the effect of executive compensation on Mannatech’s shareholders’ interests. The factors set forth above, reports from the various Committees of the Board of Directors and discussions with, and information compiled by, various independent consultants are used in determining the compensation of Mannatech’s executive officers.

The Compensation and Stock Option Plan Committee J. Stanley Fredrick, Chairman Gerald Gilbert Alan Kennedy Patricia Wier

Performance Graph

The graph below depicts Mannatech’s common stock price as an index, assuming $100.00 was invested on February 16, 1999, the date of Mannatech’s initial public offering, along with the composite prices of companies listed in the S&P Midcap Index and its peer group. Media General Financial Services has provided Mannatech with this information. The comparisons in the graph are required by regulations of the Securities and Exchange Commission and are not intended to forecast or be indicative of the possible future performance of Mannatech’s common stock. The publicly-traded companies in Mannatech’s peer group are Twinlab Corp., Weider Nutrition International, Inc., Nature’s Sunshine Products, Inc., Reliv International, Inc., USANA Health Sciences Inc., and Nu Skin Enterprises Inc.

*	Assumes $100 invested on February 16, 1999 in stock or index including reinvestment of dividends for the years ended December 31, 1999, 2000, 2001, 2002, and 2003.

Measurement Period	Mannatech	S&P Midcap Index	Peer Group Index
February 16, 1999	$100.00	$100.00	$100.00
December 31, 1999	$23.06	$125.97	$48.65
December 31, 2000	$5.56	$148.02	$26.16
December 31, 2001	$12.53	$136.91	$40.12
December 31, 2002	$7.20	$125.77	$54.50
December 31, 2003	$48.40	$135.31	$168.56

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee is to assist Mannatech’s Board of Directors in overseeing its financial reporting, internal controls, and audit functions. Mrs. Patricia Wier is the Chairman and designated financial expert of Mannatech’s Audit Committee, as determined by its Board of Directors. In addition to Mrs. Wier, the Audit Committee is composed of Messrs. Gerald Gilbert, Alan Kennedy, and J. Stanley Fredrick, who is a non-voting member. All of these members except Mr. Fredrick are independent as the term is defined in Rule 1200(a) (14) of the National Association of Securities Dealers listing standards and the Sarbanes-Oxley Act of 2002. The Audit Committee operates under a written charter adopted by the Audit Committee and Mannatech’s Board of Directors. Mannatech’s Audit Committee reviews and addresses the adequacy of its charter on an annual basis. The Amended and Restated Audit Committee Charter is attached to this proxy statement as Appendix A, beginning on page A-1.

Mannatech is responsible for the preparation of its consolidated financial statements and its systems of internal controls. The independent auditors are responsible for auditing Mannatech’s consolidated financial statements in accordance with generally accepted auditing standards of the United States of America. The activities of the Audit Committee are in no way designed to supersede or alter the responsibilities of Mannatech or its independent accountant. The Audit Committee assists Mannatech’s Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing, and reporting practices of Mannatech and such other duties as directed by Mannatech’s Board of Directors. The Audit Committees’ role does not provide any special assurances with regard to Mannatech’s consolidated financial statements, nor does it involve a professional evaluation of the quality of the audits performed by its independent auditors. To strengthen the Audit Committee’s ability to assist the Board of Directors, the Audit Committee formed a subcommittee called the Disclosure Committee. The Disclosure Committee is comprised of seven executives who report to the Audit Committee, as well as Mannatech’s Chief Executive Officer and Chief Financial Officer. The Disclosure Committee is responsible for reviewing all of Mannatech’s filings with the United States Securities and Exchange Commission. Mannatech’s Audit Committee has furnished its Board of Directors the following report:

The Audit Committee has reviewed and discussed with Mannatech’s management its consolidated audited financial statements of and for the year ended December 31, 2003 and the certification process required by the Sarbanes-Oxley Act of 2002. Mannatech has represented to the Audit Committee that its consolidated financial statements were prepared in accordance with generally accepted accounting principles of the United States of America. The Audit Committee has also discussed the following with Mannatech’s independent auditors (1) the auditor’s responsibilities, (2) any significant issues arising during the audit, and (3) other matters required to be discussed by Statements on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by statement on Auditing Standard No. 90 “Communications with Audit Committees.” The Audit Committee received the written disclosures and the letter from Mannatech’s independent auditors required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, and has discussed with the independent auditors, the independent auditors independence from management. In addition, the Audit Committee discussed the adequacy of Mannatech’s internal controls and disclosure controls with its independent auditors and management.

Based on the review and discussions referred to above, the Audit Committee recommended to Mannatech’s Board of Directors and the Board of Directors subsequently approved that the year-end audited consolidated financial statements be included in Mannatech’s 2003 Annual Report and in its Form 10-K for the year ended December 31, 2003 for filing with the United States Securities and Exchange Commission.

The Audit Committee Patricia Wier, Chairman Gerald Gilbert Alan Kennedy J. Stanley Fredrick

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 1, 2004 by (a) each person known by us to beneficially own 5% or more of Mannatech’s outstanding shares of common stock, (b) each of Mannatech’s Directors and the “Named Executive Officers,” and (C) all of Mannatech’s current Directors and Executive Officers as a group.

	Beneficial Ownership(1)
Name of Directors and Executive Officers	Total	% of class outstanding(2)
Samuel L. Caster(3) (4)	5,773,116	21.9%
J. Stanley Fredrick(4)	3,500,000	13.3
Marlin Ray Robbins(4)	1,995,130	7.6
Bill H. McAnalley Ph.D.(5)	366,720	1.4
Terry L. Persinger(6)	341,600	1.3
Stephen D. Fenstermacher(7)	235,333	0.9
Jeffrey P. Bourgoyne(8)	143,000	0.5
Eileen M. Vennum(9)	96,474	0.4
Alan D. Kennedy(10)	66,000	0.3
John S. Axford Ph.D.(10)	50,000	0.2
Cynthia L. Tysinger(11)	42,292	0.2
John F. Crowley(12)	33,333	0.1
Bettina Simon(12)	33,333	0.1
Patricia A. Wier	3,000	*
Gerald E. Gilbert	—	—
Steven W. Lemme	—	—
All 16 Executive Officers and Directors as a group(13)	12,679,331	46.1%

*	Less than 1%
(1)	The information contained in this table with respect to beneficial ownership reflects “beneficial ownership” as defined in Rule 13d-3 under the Securities Exchange Act of 1934. All information with respect to the beneficial ownership of any shareholder has been furnished by such shareholder and, except as otherwise indicated or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder.
(2)	Shares of Mannatech’s common stock subject to stock options, warrants or any other convertible security currently exercisable or convertible, or exercisable or convertible within 60 days of April 1, 2004 are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not outstanding for computing the percentage of any other person or entity.
(3)	Includes 40,000 shares of Mannatech’s common stock subject to stock options exercisable within 60 days of April 20, 2004.
(4)	Messrs. Caster, Fredrick, and Robbins each beneficially own more than 5% of Mannatech’s stock, and reside at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019.
(5)	Includes 110,757 shares of Mannatech’s common stock subject to stock options exercisable within 60 days of April 1, 2004.
(6)	Includes 340,000 shares of Mannatech’s common stock subject to stock options exercisable within 60 days of April 1, 2004.
(7)	Includes 233,333 shares of Mannatech’s common stock subject to stock options exercisable within 60 days of April 1, 2004.
(8)	Includes 126,665 shares of Mannatech’s common stock subject to stock options exercisable within 60 days of April 1, 2004.
(9)	Includes 85,500 shares of Mannatech’s common stock suject to stock options exercisable within 60 days of April 1, 2004.
(10)	Includes 50,000 shares of Mannatech’s common stock subject to stock options exercisable within 60 days of April 1, 2004.
(11)	Includes 41,667 shares of Mannatech’s common stock subject to stock options exercisable within 60 days of April 1, 2004.
(12)	Includes 33,333 shares of Mannatech’s common stock subject to stock options exerciasable within 60 days of April 1, 2004.
(13)	Includes 1,144,588 shares of Mannatech’s common stock subject to stock options exercisable within 60 days of April 1, 2004.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Loans to Shareholders

On February 17, 1999, Mannatech signed five separate notes receivable agreements with five shareholders who were also affiliates of Mannatech. The notes bear interest at 6.0%, with installments due annually through February 17, 2004. In 2002, one of these notes due from an affiliate totaling approximately $30,000 was written off. In 2003, a second note due from an affiliate was paid in full. In 2001, Mannatech agreed to modify the terms of a third note receivable with Mr. Charles Fioretti as part of his separation and release agreement. Mr. Fioretti is a former Chairman and Chief Executive Officer of Mannatech. Under the terms of the modified agreement dated June 4, 2001, Mr. Fioretti’s remaining principal balance of $127,121 continues to accrue interest and is due on the earlier of February 17, 2011 or thirteen days after the date in which Mr. Fioretti no longer owns at least 100,000 shares of Mannatech’s common stock. As of December 31, 2003, Mr. Fioretti owed principal and interest related to this note of approximately $150,000. As of December 31, 2003, the balance of the remaining notes due from the two remaining affiliates was approximately $55,000 and was paid in full in February 2004.

Commissions Paid to William C. Fioretti

Mr. William C. Fioretti still holds an associate position in Mannatech’s global network-marketing system. In 2001, 2002, and 2003, Mannatech accrued commission expense to Mr. Fioretti of approximately $117,000, $85,000, and $18,000, respectively. William C. Fioretti is the cousin of Charles E. Fioretti, a former Chief Executive Officer of Mannatech.

Consulting and Lock-up Agreements with J. Stanley Fredrick

In October 2001, Mannatech entered into an agreement with Mr. J. Stanley Fredrick, a board member, to pay him $185,000 per year for consulting services and a lock-up provision, which prohibited him from selling his Mannatech stock while the agreement was in effect. In June 2003, Mannatech modified this agreement to increase the annual payment to Mr. Fredrick to $285,000 because he was providing additional advice and performing various functions for Mannatech. In November 2003, Mannatech cancelled this modified agreement and entered into a new Lock-Up Agreement whereby Mannatech pays Mr. Fredrick $185,000 per year to prohibit him from selling any of his Mannatech stock except with the approval of Mannatech’s Board of Directors. On March 9, 2004, Mannatech’s Board of Directors approved a waiver to Mr. Fredrick’s Lock-up Agreement, which allows Mr. Fredrick to sell up to 320,000 shares of his Mannatech stock, if he so desires. On November 6, 2003, Mannatech agreed to pay Mr. Fredrick $100,000 annually to act as a Lead Director for its Board of Directors.

Separation Agreements with Former Executives

On December 29, 2000, Mannatech entered into a separation agreement with Mr. Anthony Canale, who resigned as our Chief Operating Officer of International Operations effective as of February 28, 2001. Mannatech agreed to pay Mr. Canale $400,000 on March 1, 2001, $250,000 on February 28, 2002, and $250,000 on February 28, 2003. In addition, Mannatech agreed to pay his remaining lease payments for his car and to transfer the ownership of the car to him. Further, Mannatech granted Mr. Canale 213,333 fully vested warrants on March 1, 2001 at an exercise price ranging from $1.75 to $4.00 per share, which are exercisable for seven years. As of April 20, 2004, none of his warrants had been exercised.

In the second quarter of 2001, Mannatech recorded a severance charge of $3.4 million related to severance agreements with several former officers of Mannatech including, among others, Ms. Deanne Varner and Mr. Patrick Cobb. Under the terms of their agreements, the executives are bound by certain non-compete and confidentiality clauses and Mannatech agreed to pay Ms. Varner and Mr. Cobb an aggregate amount of $817,000 in 2001, $624,000 in 2002, $544,000 in 2003, and $150,000 in 2004. The payments consist of various charges including compensation related to the cancellation of their employment agreements, health insurance, and automobile expenses. Mannatech also agreed to grant Ms. Varner a total of 163,333 stock options and Mr. Patrick Cobb a total of 60,000 stock options, all at exercise prices ranging from $1.75 to $4.00 per share. The stock options vested on the date they were granted and as of December 31, 2003, all of Mr. Cobb’s stock options were exercised and all but 500 stock options were exercised by Ms. Varner.

In September 2003, Mannatech recorded a severance charge of $0.4 million related to the resignation of Mr. Brad Wayment, its Senior Vice President of Marketing. During 2003, Mannatech also paid $0.2 million to various employees related to various severance agreements, which primarily related to salary and benefits. Subsequently, in October 2003, Mannatech entered into an agreement with Mr. Wayment whereby Mannatech agreed to accelerate the vesting period for 16,666 of Mr. Wayment’s stock options and to extend the term of Mr. Wayment’s 100,000 stock options from November 1, 2003 until October 13, 2004. The change in Mr. Wayment’s stock options resulted in Mannatech recording an additional non-cash compensation charge of $0.3 million in the fourth quarter of 2003. As of December 31, 2003, Mr. Wayment had exercised all but 10,000 of his stock options.

In July 2002, Mannatech entered into a Non-Compete and Confidentiality Agreement with Dr. H. Reginald McDaniel, a former employee who resigned from Mannatech in June 2002. Under the terms of the Non-Compete and Confidentiality Agreement, Mannatech agreed to pay Dr. McDaniel $25,000 a month, as consideration for his continued compliance with the non-compete clause of this agreement. In July 2003, Mannatech agreed to renew the term of this Non-Compete and Confidentiality Agreement for an additional year and continue to pay Dr. McDaniel $25,000 a month through June 2004.

Certain Transactions with Marlin Ray Robbins

Ray Robbins holds multiple positions in Mannatech’s associate global downline network-marketing system, four of which related to the cancellation of an agreement with Mr. Robbins in June 1999. Mannatech pays commissions and incentives to its associates for product sales and downline growth. During 2001and 2002, Mannatech collectively paid commissions to Ray Robbins totaling $1.7 million, respectively and in 2003 paid commissions to him of approximately $1.8 million. In addition, Mannatech paid associate commissions totaling $116,000 in 2001, $174,000 in 2002, and $287,000 in 2003 to Kevin Robbins and his wife Dawn Robbins, who are associates and the son and daughter-in-law of Ray Robbins. All commissions paid to Ray Robbins and his immediate family members were paid in accordance with Mannatech’s global associate career and compensation plan.

Ray Robbins also provides various consulting services to Mannatech and travels extensively speaking at various functions to promote Mannatech’s business. Mannatech reimburses Mr. Robbins for his expenses related to his consulting and traveling.

Certain Transactions with Dr. Bill H. McAnalley

On September 1, 1999, Mannatech entered into a royalty agreement with Dr. McAnalley. Under the terms of the royalty agreement, Mannatech pays Dr. McAnalley a royalty based on GlycoLEAN® product sales. During 2001, 2002, and 2003, Dr. McAnalley was paid royalties of approximately $5,000, $6,000, and $5,000, respectively. In addition in 2003, Mannatech accrued $109,484 in royalties related to a ten-year royalty agreement dated August 7, 2003. In 2003, Dr. McAnalley’s son, Shayne McAnalley was paid $25,000 for assignment invention and proprietary information related to the development and launch of its antioxidant product, Ambrotose®AO.

Dr. McAnalley’s wife, Tawanna McAnalley, and their three children holds associate positions in Mannatech’s associate global downline network-marketing system and were collectively was paid commissions of approximately $163,000 in 2001, $10,000 in 2002, and $7,000 in 2003. All commissions paid to Dr. McAnalley’s family were paid in accordance with Mannatech’s global associate career and compensation plan. Dr. McAnalley’s wife also owns a publishing company that periodically sells booklets written by Dr. McAnalley, to Mannatech and its associates.

Commissions Paid to Mr. Steven W. Lemme

Mr. Lemme has maintained an associate position in Mannatech’s associate global downline network-marketing system since 1996. Mr. Lemme was paid approximately $40,000 in 2002 and $54,000 in 2003 related to his associate position.

Payments Made to Dr. John S. Axford

On June 4, 2002, Dr. John Axford was elected to Mannatech’s Board of Directors. Mannatech paid Dr. Axford $35,000, $20,000 and $8,000 during 2001, 2002, and 2003, respectively, related to various research and development consulting fees. In October 2002, Mannatech signed a three-year agreement with St. Georges’ Hospital, the employer of Dr. Axford, to help fund a clinical trial for $148,000. Dr. Axford is the principal investigator in the clinical trial funded by Mannatech for St. George’s Hospital, which is located in London, England.

Incentive and Royalty Agreement with Jett

Mannatech maintains a royalty agreement with Jett, a high level associate and a 4.8% shareholder whereby Mannatech agreed to pay Jett a total of $1.6 million related to certain royalties. Mannatech agreed to pay him a royalty of $5.00 for each specific training material and sales aid that is developed by him and sold by Mannatech. At December 31, 2002 and 2003, Mannatech paid Jett royalties associated with this agreement of $0.1 million and $0.4 million, respectively, which accumulated to $0.5 million.

OTHER MATTERS

Mannatech’s Board of Directors does not know of any other matters that are to be presented for action at its 2004 annual shareholders’ meeting. However, if any other matters properly come before its 2004 annual shareholders’ meeting or any adjournments or postponements thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

ADDITIONAL INFORMATION AVAILABLE

ACCOMPANYING THIS PROXY STATEMENT IS A COPY OF MANNATECH’S 2003 ANNUAL SHAREHOLDERS’ REPORT, WHICH INCLUDES CERTAIN INFORMATION THAT WAS CONTAINED IN ITS ANNUAL REPORT ON FORM 10-K. MANNATECH’S ANNUAL SHAREHOLDERS’ REPORT AND ITS ANNUAL REPORT ON FORM 10-K DO NOT FORM ANY PART OF THE MATERIALS FOR THE SOLICITATION OF PROXIES. MANNATECH’S FORM 10-K CAN BE VIEWED ON ITS CORPORATE WEBSITE AT WWW.MANNATECH.COM OR UPON WRITTEN REQUEST BY ANY SHAREHOLDER.

2005 ANNUAL SHAREHOLDERS’ MEETING INFORMATION

Mannatech expects to hold its next annual shareholders’ meeting on or about June 1, 2005 and its proxy materials in connection with this meeting are expected to be mailed on or before April 29, 2005.

FORWARD-LOOKING STATEMENTS

Certain disclosures and analysis in this proxy statement may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain events, risks, and uncertainties that may be outside Mannatech’s control. Forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals, targets, or other statements other than statements of historical fact contained herein are also considered forward-looking statements. All of these statements are based upon assumptions that are subject to change and other risks. Although Mannatech believes that the expectations reflected in such forward-looking statements are reasonable, Mannatech can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in Mannatech’s business are set forth in its filings with the Securities and Exchange Commission. Estimates of future financial or operating performance provided by Mannatech are based on existing market conditions and information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon many factors, including the success of Mannatech’s international operations, Mannatech’s ability to attract and retain associates, changes in laws and governmental regulations and changes in market conditions. All subsequent written and oral forward-looking statements attributable to Mannatech or to individuals acting on Mannatech’s behalf are expressly qualified in their entirety by this paragraph.

By order of its Board of Directors,

Samuel L. Caster
Chairman of the Board and Chief Executive Officer

Dated: April 28, 2004

APPENDIX A

AMENDED AND RESTATED

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF MANNATECH, INCORPORATED

This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and investigations and studies of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Mannatech, Incorporated, a Texas corporation (the “Company”).

I.	PURPOSE

The Committee has been established to: (a) assist the Board in its oversight responsibilities regarding (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent accountant’s qualifications and independence and (4) the performance of the Company’s internal audit function; (b) prepare the report required by the United States Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement; (c) appoint, retain, compensate, evaluate and terminate the Company’s independent auditors; (d) approve audit and non-audit services to be performed by the independent auditors; and (e) perform such other functions as the Board may from time to time assign to the Committee including overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent auditors, the internal auditors and management of the Company.

II.	COMPOSITION

The Committee shall be composed of at least three, but not more than five, members (including a Chairman), all of whom shall be “independent directors,” as such term is defined in the rules and regulations of the SEC and the Nasdaq Stock Market. The members of the Committee and the Chairman shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairman) may be removed at any time, with or without cause, by the Board. The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or any securities exchange or market on which shares of the common stock of the Company are traded. No director may serve on the Committee, without the approval of the Board, if such director simultaneously serves on the audit committee of more than three public companies.

All members of the Committee shall have a working familiarity with basic finance and accounting practices and must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. Additionally, at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities and shall serve as the “audit committee financial expert.” Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. The Chairman shall maintain regular communication with the chief executive officer, chief financial officer, the lead partner of the independent accountant and the manager of the internal audit.

Except for Board and Committee fees, a member of the Committee shall not be permitted to accept any fees paid directly or indirectly for services as a consultant, legal advisor or financial advisor or any other fees prohibited by the rules of the SEC and the Nasdaq Stock Market. In addition, no member of the Committee may be an affiliated person of the Company or any of its subsidiaries. Members of the Committee may receive their Board and Committee fees in cash, Company stock or options or other in-kind consideration as determined by the Board or the Compensation and Stock Option Plan Committee, as applicable, in addition to all other benefits that other directors of the Company receive.

III.	MEETING REQUIREMENTS

The Committee shall meet as necessary, but at least four times each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairman, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a Chairman pro tempore, in the absence of the Chairman, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management, employees, outside counsel, the independent accountants, internal accountants or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairman of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

As part of its responsibility to foster free and open communication, the Committee should meet periodically with management, the internal accountants and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least its Chairman should meet with the independent accountants and management quarterly to review the Company’s financial statements prior to their public release consistent with the provisions set forth below in Section IV. The Committee may also meet from time to time with the Company’s investment bankers, investor relations professionals and financial analysts who follow the Company.

IV.	COMMITTEE RESPONSIBILITIES

In carrying out its responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so that it can fulfill its oversight responsibilities. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

A.	Oversight of the Financial Reporting Processes

1.	In consultation with the independent accountants and the internal accountants, review the integrity of the Company’s financial reporting processes, both internal and external.

2.	Review and approve all related-party transactions.

3.	Consider the independent accountant’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting. Consider alternative accounting principles and estimates.

4.	Annually review with management, and separately with the independent accountants, major issues regarding the Company’s auditing and accounting principles and practices and its presentation of financial statements, including the adequacy of internal controls and special audit steps adopted in light of material internal control deficiencies and any audit problems or difficulties.

5.	Discuss with management and legal counsel the status of pending litigation, taxation matters, compliance policies and other areas of oversight applicable to the legal and compliance area as may be appropriate.

6.	Meet at least annually with the chief financial officer, the internal accountants and the independent accountants in separate executive sessions.

7.	Review all analyst reports and press articles about the Company’s accounting and disclosure practices and principles.

8.	Review all analyses prepared by management and the independent accountants of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any analysis of the effect of alternative generally accepted accounting principle (“GAAP”) methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

9.	Review with management and the independent accountants the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

10.	Establish and conduct procedures for the receipt, retention and treatment of complaints from the employees on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

11.	Discuss with management the policies with respect to risk assessment and risk management. Although it is management’s duty to assess and manage the Company’s exposure to risk, the Committee should discuss guidelines and policies to govern the process by which risk assessment and management is handled and review the steps management has taken to monitor and control the Company’s risk exposure.

12.	Meet separately with management to discuss accounting and auditing related issues.

13.	Prepare regular reports to the Board on all matters within the scope of the Committee’s functions.

B.	Review of Documents and Reports

1.	Review and discuss with management and the independent accountants the Company’s annual audited financial statements and quarterly financial statements (including disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation”) and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants, considering, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the independent accountants and legal counsel are satisfied with the disclosure and content of such documents. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of audit adjustments (whether or not recorded) and any such other inquires as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited consolidated financial statements in the Company’s annual report on Form 10-K.

2.	Review and discuss with management and the independent accountants earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release but should generally discuss the types of information to be disclosed and the type of presentation to be made in any earnings release or guidance.

3.	Review the regular internal reports to management prepared by the internal accountants and management’s response thereto.

4.	Review reports from management, the internal accountants and the independent accountants on the Company’s subsidiaries and affiliates, compliance with the Company’s code(s) of conduct, applicable law and insider and related party transactions.

5.	Review with management and the independent accountants any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

6.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

7.	Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

8.	Review any restatements of financial statements that have occurred or were recommended. Review the restatements made by other clients of the independent accountants.

C.	Independent Accountant Matters

1.	Interview and retain the Company’s independent accountants, considering the accounting firm’s independence and effectiveness and approve the engagement fees and other compensation to be paid to the independent accountants.

2.	Meet with the independent accountants and the Company’s financial management to review the scope of the proposed external audit for the current year.

3.	On an annual basis, the Committee shall evaluate the independent accountant’s qualifications, performance and independence. To assist in this undertaking, the Committee shall require the independent accountants to submit a report (which report shall be reviewed by the Committee) describing (a) the independent accountant’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm or by any inquiry or investigations by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the independent accountants, and any steps taken to deal with any such issues and (c) all relationships the independent accountants have with the Company and relevant third parties to determine the impact, if any of such relationships on the independence of the independent accountants. In making its determination, the Committee shall consider not only auditing and other traditional accounting functions performed by the independent accountants, but also consulting, legal, information technology services and other professional services rendered by the independent accountants and its affiliates. The Committee shall also consider whether the provision of any of these non-audit services is compatible with the independence standards under the guidelines of the SEC and other applicable authorities (including, possibly, the Independence Standards Board and the Public Company Accounting Oversight Board) and shall approve in advance any non-audit services to be provided by the independent accountants.

4.	Review on an annual basis the experience and qualifications of the senior members of the external audit team. Discuss the knowledge and experience of the independent accountants and the senior members of the external audit team with respect to the Company’s industry. The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law and consider whether there should be a periodic rotation of the Company’s independent accountants.

5.	Review the performance of the independent accountants and terminate the independent accountants when circumstances warrant.

6.	Establish and periodically review hiring policies for employees or former employees of the independent accountants.

7.	Review with the independent accountants any problems or difficulties the accountants may have encountered and any “management” or “internal control” letter provided by the independent accountants and the Company’s response to that letter. Such review should include:

(a)	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management;

(b)	any accounting adjustments that were proposed by the independent accountants that were not agreed to by the Company;

(c)	communications between the independent accountants and its national office regarding any issues on which it was consulted by the audit team and matters of audit quality and consistency;

(d)	any changes required in the planned scope of the internal audit; and

(e)	the responsibilities, budget and staffing of the Company’s internal audit function.

8.	Communicate with the independent accountants regarding (a) alternative treatments of financial information within the parameters of GAAP, (b) critical accounting policies and practices to be used in preparing the audit report and (c) such other matters as the SEC and the Nasdaq Stock Market may direct by rule or regulation.

9.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

10.	Oversee the relationship with the independent accountants by discussing with the independent accountants the nature and rigor of the audit process, receiving and reviewing audit reports and ensuring that the independent accountants have full access to the Committee (and the Board) to report on any and all appropriate matters.

11.	Discuss with the independent accountants prior to the audit the general planning and staffing of the audit.

12.	Obtain a representation from the independent accountants that Section 10A of the Securities Exchange Act of 1934 has been followed.

13.	Pre-approve all audit services and permissible non-audit services as set forth in Section 10A(i) of the Securities Exchange Act of 1934.

D.	Internal Audit Control Matters

1.	Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the internal accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

2.	Following completion of the annual external audit, review separately with each of management, the independent accountants and the internal accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3.	Review with the independent accountants, the internal accountants and management the extent to which changes or improvements in financial or accounting practices have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

4.	Review the procedures that the Company has implemented regarding compliance with the Company’s code of conduct.

5.	Establish procedures for the receipt, retention and treatment of accounting or auditing complaints and concerns and anonymous submissions from employees and others regarding questionable accounting or auditing matters.

6.	Periodically discuss with the chief executive officer and chief financial officer (a) significant deficiencies in the design or operation of the internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

7.	Ensure that no officer, director or any person acting under their direction fraudulently influences, coerces, manipulates or misleads the independent accountant for purposes of rendering the Company’s financial statements materially misleading.

E.	Evaluation of Internal Accountants

1.	Review activities, organizational structure and qualifications of the internal accountants. Meet separately and periodically with the internal auditing department.

2.	Review and concur in the appointment, replacement, reassignment or dismissal of the manager of internal auditing.

3.	Consider and review with management and the manager of internal auditing:

(a)	significant internal audit findings during the year and management’s responses thereto;

(b)	any difficulties encountered in the course of internal audits, including any restrictions on the scope of the internal accountants’ work or access to required information;

(c)	the annual internal accountants’ audit plan and any significant changes thereto;

(d)	the internal accountants’ budget and staffing; and

(e)	The internal accountants’ compliance with the appropriate standards of The Institute of Internal Accountants’ Standards for the Professional Practice of Internal Auditing.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants.

V.	ANNUAL EVALUATION PROCEDURES

The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VI.	INVESTIGATIONS AND STUDIES

The Committee shall have the authority and sufficient funding to retain special legal, accounting or other consultants (without seeking Board approval) to advise and assist the Committee. The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies. The Committee shall have sole authority to negotiate and approve the fees and retention terms of such independent counsel or other consultants.

VII.	QUALIFIED LEGAL COMPLIANCE COMMITTEE (“QLCC”)

The Audit Committee of the Board of Directors shall serve as the Qualified Legal Compliance Committee of the Board of Directors, who shall have responsibility for the investigation of alleged suspected improper governmental activities pursuant to the Sarbanes Oxley Act of 2002, as more fully set forth in the Company’s Whistleblower Policies and Procedures.

VIII. MISCELLANEOUS

The Company shall give appropriate funding, as determined by the Committee, for the payment of (i) compensation to the outside legal, accounting or other advisors employed by the Committee and (ii) ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties. Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company’s web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

Adopted by the Audit Committee and approved by the Board of Directors on March 9, 2004.

APPENDIX B

AMENDED AND RESTATED

CHARTER OF THE COMPENSATION AND STOCK OPTION PLAN COMMITTEE

OF THE BOARD OF DIRECTORS

OF MANNATECH, INCORPORATED

This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and studies of the Compensation and Stock Option Plan Committee (the “Committee”) of the Board of Directors (the “Board”) of Mannatech, Incorporated, a Texas corporation (the “Company”).

I.	PURPOSE

The Committee has been established to: (a) assist the Board in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company; (b) discharge the Board’s responsibilities relating to compensation of the Company’s executive officers; (c) evaluate the Company’s Chief Executive Officer and set his or her remuneration package; (d) prepare an annual report on executive compensation for inclusion in the Company’s annual proxy statement; (e) make recommendations to the Board with respect to incentive-compensation plans and equity-based plans; and (f) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board and the Company’s management.

II.	COMPOSITION

The Committee shall be composed of at least three, but not more than five, members (including a Chairman), all of whom shall be “independent directors,” as such term is defined in the rules and regulations of the Nasdaq Stock Market. Notwithstanding the foregoing, the Committee may have as one of its members a “non-independent director” who is not a current officer or employee or a family member of an officer or employee for a period not to exceed two years due to exceptional and limited circumstances pursuant to the rules and regulations of the Nasdaq Stock Market. The members of the Committee and the Chairman shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairman) may be removed at any time, with or without cause, by the Board. The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the United States Securities and Exchange Commission or any securities exchange or market on which shares of the common stock of the Company are traded. The Committee shall have authority to delegate responsibilities listed herein to subcommittees of the Committee if the Committee determines such delegation would be in the best interest of the Company.

III.	MEETING REQUIREMENTS

The Committee shall meet as necessary, but at least once each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairman, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a Chairman pro tempore, in the absence of the Chairman, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairman of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

IV.	COMMITTEE RESPONSIBILITIES

In carrying out its oversight responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements.

The Committee shall have responsibility for oversight of the determination, implementation and administration of remuneration, including compensation, benefits and perquisites, of all executive officers and other members of senior management whose remuneration is the responsibility of the Board or whose remuneration the Chief Executive Officer requests the Committee to review and affirm. Such responsibility includes the following:

A.	Chief Executive Officer Compensation and Evaluation

1.	To (a) review and approve goals and objectives relevant to the Chief Executive Officer’s compensation package, (b) establish a procedure for evaluating the Chief Executive Officer’s performance, (c) annually evaluate such performance in light of the goals and objectives established and (d) have the Committee Chairman review, after completion of the annual evaluation, with the Chief Executive Officer the results of the Committee’s evaluation of the Chief Executive Officer’s performance; and

2.	To review, at least annually, and set the base salary and annual and long-term incentive compensation of the Chief Executive Officer, after taking into account the annual evaluation of the Chief Executive Officer referred to in the preceding paragraph.

In discharging the responsibilities set forth under this Section IV.A, the Committee may consider (as appropriate and as contemplated by Company policies, plans and programs) individual, team, business unit, regional and Company-wide performance and results against applicable pre-established annual and long-term performance goals, taking into account shareholder return, economic and business conditions, remuneration given to the Chief Executive Officer in the past and comparative and competitive compensation and benefit performance levels. The Committee shall not be precluded from approving compensation awards (with the Board’s ratification) as may be required to comply with applicable tax laws (i.e., IRS Rule 162(m)).

B.	Other Executive Officers Compensation and Evaluations

1.	To (a) review and approve goals and objectives relevant to the other executive officers’ compensation package, (b) establish a procedure for evaluating such executive officers’ performance, (c) annually evaluate such performance in light of the goals and objectives established and (d) have the Committee Chairman review, after completion of the annual evaluation, with each executive officer the results of the Committee’s evaluation of such executive officer’s performance; and

2.	To review, at least annually, and set the base salary and annual and long-term incentive compensation of the executive officers, after taking into account the annual evaluation of each executive officer referred to in the preceding paragraph.

In discharging the responsibilities set forth under this Section IV.B, the Committee may consider (as appropriate and as contemplated by Company policies, plans and programs) individual, team, business unit, regional and Company-wide performance and results against applicable pre-established annual and long-term performance goals, taking into account shareholder return, economic and business conditions, remuneration given to each executive officer in the past and comparative and competitive compensation and benefit performance levels. The Committee shall not be precluded from approving compensation awards (with the Board’s ratification) as may be required to comply with applicable tax laws (i.e., IRS Rule 162(m)).

C.	Incentive-Compensation and Equity-Based Plans

1.	To review and to make periodic recommendations to the Board as to the general compensation and benefits policies and practices of the Company, including incentive-compensation plans and equity-based plans;

2.	To review and adopt, and to recommend to the Board (and for shareholder approval where required by applicable law, the Articles of Incorporation or Bylaws) compensation and benefits policies, plans and programs and amendments thereto, determining eligible employees and the type, amount and timing of such compensation and benefits; and

3.	To oversee the administration of such policies, plans and programs and, on an ongoing basis to monitor them to assure that they remain competitive and within the Board’s compensation objectives for executive officers and such other members of senior management.

D.	Other Duties

1.	To prepare an annual executive compensation report for the shareholders of the Company in accordance with the rules and regulations of the United States Securities and Exchange Commission;

2.	To review and consider recommendations from the Nominating and Governance Committee with respect to the compensation and benefits of directors who are not employees of the Company and to recommend any changes to the Board that the Committee deems appropriate; and

3.	To perform such other duties as the Board may assign to the Committee.

V.	ANNUAL EVALUATION PROCEDURES

The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VI.	STUDIES

The Committee may conduct or authorize studies of matters within the Committee’s scope of responsibilities as described above, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such studies. The Committee shall have sole authority to retain and terminate any compensation consultant to be used to survey the compensation practices in the Company’s industry and to provide advice so that the Company can maintain its competitive ability to recruit and retain highly qualified personnel. The Committee shall have the sole authority to negotiate and approve the fees and retention terms of any compensation consultant retained.

VII.	MISCELLANEOUS

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company’s web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

Adopted by the Compensation and Stock Option Plan Committee and approved by the Board of Directors on March 9, 2004.

APPENDIX C

AMENDED AND RESTATED

CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

OF MANNATECH, INCORPORATED

This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and investigations and studies of the Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Mannatech, Incorporated, a Texas corporation (the “Company”).

I.	PURPOSE

The Committee is responsible for: (a) assisting the Board in determining the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board; (b) identifying highly qualified individuals meeting those criteria to serve on the Board; (c) proposing to the Board a slate of nominees for election by the shareholders at the Annual Meeting of Shareholders and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in Board composition requirements; (d) reviewing candidates nominated by shareholders for election to the Board; (e) developing plans regarding the size and composition of the Board and its committees; (f) reviewing management succession plans; (g) developing and recommending to the Board a set of corporate governance principles applicable to the Company and reviewing such principle at least annually and monitoring and making recommendations to the Board with respect to the corporate governance principles applicable to the Company; and (h) such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board and the Company’s management.

II.	COMPOSITION

The Committee shall be composed of at least three, but not more than five, members (including a Chairman), each of whom meets the applicable independence tests of the Nasdaq Stock Market. Notwithstanding the foregoing, the Committee may have as one of its members a “non-independent director” who is not a current officer or employee or a family member of an officer or employee for a period not to exceed two years due to exceptional and limited circumstances pursuant to the rules and regulations of the Nasdaq Stock Market. The members of the Committee and the Chairman shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairman) may be removed at any time, with or without cause, by the Board. The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the United States Securities and Exchange Commission or any securities exchange or market on which shares of the common stock of the Company are traded. The Committee shall have authority to delegate responsibilities listed herein to subcommittees of the Committee if the Committee determines such delegation would be in the best interest of the Company.

III.	MEETING REQUIREMENTS

The Committee shall meet as necessary, but at least once each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairman, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a Chairman pro tempore, in the absence of the Chairman, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairman of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

IV.	COMMITTEE RESPONSIBILITIES

In carrying out its oversight responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

A.	Board Candidates and Nominees

1.	To propose to the Board a slate of nominees for election by the shareholders at the Annual Meeting of Shareholders and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in Board composition requirements;

2.	To develop criteria for the selection of new directors and nominees for vacancies on the Board, including procedures for reviewing potential nominees proposed by shareholders;

3.	To review with the Board the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board;

4.	To conduct candidate searches, interview prospective candidates and conduct programs to introduce candidates to the Company, its management and operations, and confirm the appropriate level of interest of such candidates;

5.	To recommend to the Board, with the input of the Chief Executive Officer, qualified candidates for the Board who bring the background, knowledge, experience, skill sets and expertise that would strengthen and increase the diversity of the Board;

6.	To conduct appropriate inquiries into the background and qualifications of potential nominees;

7.	To review the suitability for continued service as a director of each Board member when he or she has a significant change in status, such as an employment change, and recommending whether or not such director should be re-nominated; and

8.	To work with senior management to provide an orientation and continuing education program for directors.

Notwithstanding the provisions set forth in this Section IV, if the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors (e.g., preferred stock rights to elect directors upon a dividend default, shareholder agreements and management agreements), the selection and nomination of such directors need not be subject to the Committee’s nominating and review process. Notwithstanding the foregoing, the Company will seek guidance regarding the compliance of any third party nominees with the rules and regulations of the Nasdaq Stock Market.

B.	Board and Committees

1.	To review periodically the size of the Board and recommend to the Board changes as appropriate;

2.	To recommend to the Board policies pertaining to the roles, responsibilities, retirement age, tenure and removal of directors;

3.	To assist the Board in determining and monitoring whether or not each director and prospective director is an “independent director” within the meaning of any rules and laws applicable to the Company;

4.	To review and consider possible conflicts of interests that may arise between the Company and any director;

5.	To review and monitor the size and composition of the Board to ensure that a majority of the directors are “independent directors” within the meaning of any rules and laws applicable to the Company;

6.	To review and consider the compensation and benefits of directors who are not employees of the Company and to recommend to the Compensation and Stock Option Plan Committee or the Board, as applicable, any changes that the Committee deems appropriate;

7.	To review periodically, with the participation of the Chief Executive Officer, all Board committees and recommend to the Board changes, as appropriate, in the number, responsibilities, membership and chairs of the committees;

8.	To recommend that the Board establish such special committees as may be necessary or appropriate to address ethical, legal or other matters that may arise; and

9.	To make recommendations to the Board regarding responsibilities, organization and membership of all Board committees including the selection of the chairs of the other committees.

C.	Evaluations and Management Development

1.	To develop and review periodically a process for and to assist the Board with conducting, not less frequently than annually, an evaluation of the effectiveness of the Board as a whole;

2.	To initiate and monitor continuing director education;

3.	To develop and review periodically a process for and to assist the Board with conducting, not less frequently than annually, an evaluation of the Company’s management;

4.	To review the Company’s management succession plans to help assure proper management planning; and

5.	To review the Chief Executive Officer’s recommendations, and to make recommendations to the Board, as requested, for senior officer positions.

D.	Corporate Governance

1.	To review periodically and monitor the Company’s corporate governance guidelines to assure that they reflect best practices and are appropriate for the Company and to assist the Board in achieving such best practices;

2.	To periodically review and recommend changes to the Company’s Articles of Incorporation and Bylaws as they relate to corporate governance issues, including any modifications and enhancements to the Company’s takeover and structural defenses;

3.	To adopt codes of conduct addressing conflicts of interests and compliance with laws and to review any waivers of such codes of conduct for executives and directors; and

4.	To provide the required proxy statement disclosure regarding the Committee and its director nomination process.

V.	ANNUAL EVALUATION PROCEDURES

The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VI.	INVESTIGATIONS AND STUDIES

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies, if authorized by the Board. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including the sole authority to negotiate and approve the fees and retention terms of such search firm.

VII.	MISCELLANEOUS

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company’s web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

Adopted by the Nominating and Governance Committee and approved by the Board of Directors on March 9, 2004.

Appendix D

MANNATECH, INCORPORATED

Code of Ethics

The honesty, integrity and sound judgment of Mannatech, Incorporated and its subsidiaries (“Mannatech”) is fundamental to its reputation and success. Therefore, Mannatech expects the highest order of ethical conduct and integrity from its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, including, Mannatech’s Chief Executive Officer, Chief Financial Officer, President, Controller, and Chief Information Officer. Mannatech’s Business Code of Conduct applies to all officers, directors, employees and independent contractors of Mannatech, including the Chief Executive Officer, the Chief Financial Officer and other senior financial officers. In addition to being bound by the Business Code of Conduct’s provisions, including provisions about ethical conduct, conflicts of interest and compliance with law, Mannatech has adopted the following Code of Ethics specifically for its principal executive officer and senior financial officers. All employees covered by this Code of Ethics will:

•	provide full, fair, accurate, timely and understandable disclosure in reports and documents that Mannatech files with, or submits to the Securities and Exchange Commission and in other public communications made by Mannatech;

•	act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest in their personal and professional relationships;

•	comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies;

•	promote the prompt internal reporting of violations of this Code of Ethics and any information you may have concerning (a) significant deficiencies in the design or operation of internal controls that could adversely affect Mannatech’s ability to record, process, summarize and report financial data, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in Mannatech’s financial reporting, disclosures or internal controls to the chairman of Mannatech’s audit committee and to the appropriate person designated in Mannatech’s Business Code of Conduct;

•	respect the confidentiality of information acquired in the course of one’s work except when authorized or otherwise legally obligated to disclose;

•	act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts; and

•	promote ethical and honest behavior within Mannatech.

Any violation of this Code of Ethics will be subject to appropriate discipline, up to and including dismissal from Mannatech and prosecution under the law. The board of directors shall have the sole and absolute discretionary authority to approve any deviation or waiver from this Code of Ethics. Any change in, or waiver from, and the grounds for such change or waiver of this Code of Ethics shall be promptly disclosed through a filing with the Securities and Exchange Commission on a Form 8-K.

It is Mannatech’s intention that this Code of Ethics be its written code of ethics under Section 406 of the Sarbanes-Oxley Act of 2002 complying with the standards set forth in the Securities and Exchange Commission’s Regulation S-K Item 406.

D-1

Appendix E

MANNATECH, INCORPORATED

FREQUENTLY ASKED QUESTIONS

Mannatech’s Board of Directors urges each shareholder to read all of the information included in its proxy materials provided to them. As a courtesy, Mannatech’s Board of Directors is providing each shareholder with a list of frequently asked questions in hopes of eliminating some of the more commonly asked questions and helping to make sure its shareholders are informed of the various policies and procedures that must be followed for its 2004 annual shareholders’ meeting.

1. What information is contained in these materials?

The information in Mannatech’s proxy statement contains information about its proposals, background information about its Board nominees and compensation of Mannatech’s Officers and Board of Directors. In addition, the materials include Mannatech’s 2002 annual shareholders’ report and a proxy-voting card, which provides shareholders instructions on how to cast their vote.

2. What is the difference between a proxy-voting card and a ballot?

A proxy-voting card is what is mailed to a shareholder. It gives the shareholder specific instructions on how to cast their vote by mail, telephone, or the Internet. The instructions on the proxy-voting card are different depending on whether the shareholder owns its shares directly or own its shares through a broker. Shareholders should make sure they read and follow all of the enclosed instructions carefully to ensure their vote is counted. Ballots will be handed out at Mannatech’s 2004 annual shareholders’ meeting to shareholders of record who own shares on the close of business on April 20, 2004.

3. What shares owned by a shareholder can be voted either by proxy or at the annual meeting?

All shares owned by a shareholder directly or as a beneficial owner as of the record date may be voted by the shareholder prior to the meeting using their proxy-voting card. At Mannatech’s 2004 annual shareholders’ meeting, shareholders who directly own their shares will be verified and given a ballot card. At the meeting, beneficial owners of record will be verified by the beneficial shareholder having a power of attorney form from their broker allowing them to vote at the meeting. If a shareholder does not have this information from their broker, Mannatech’s transfer agent will not be able to count their vote as their broker may have already cast a vote on their behalf. Mannatech strongly recommends that shareholders read the back of their proxy-voting cards prior to the 2004 annual meeting to understand how they can attend Mannatech’s shareholders’ meeting and cast their vote at the meeting. A shareholder’s broker can usually mail or fax a shareholder any necessary paperwork prior to the meeting.

4. What is the difference between direct ownership and beneficial ownership?

DIRECT OWNERSHIP is defined as a shareholder who directly holds their stock certificates in their own name, which is evidenced by the shareholder receiving all of Mannatech’s mailings from either Mannatech, or its transfer agent, EquiServe Trust Company N.A., or its solicitor, Georgeson Shareholder.

BENEFICIAL OWNERSHIP is defined as a shareholder who has delivered its stock certificates to a broker or purchased shares through a broker and receives all of Mannatech’s mailings either from a broker or through a solicitor, which is usually ADP Proxy Services. As a beneficial owner, the shareholder still owns Mannatech shares, but Mannatech’s transfer agent does not have individual shareholders’ names from the brokers. The only information Mannatech’s transfer agent has about shareholders owning stock through their broker is the aggregated total number of shares each broker holds on behalf of its clients.

5. What does it mean if a shareholder receives more than one proxy-voting card?

If a shareholder receives more than one proxy-voting card it means that their shares are registered with different names or the shareholder has more than one account in which they hold shares of Mannatech stock. Each proxy-voting card may have different instructions, phone numbers, or email addresses so a shareholder should make sure they read all instructions on the back of each proxy-voting card.

6. How is voting different for direct holders versus beneficial owners?

Mannatech’s transfer agent has the names of the shareholders who directly hold shares of Mannatech stock, but does not have any detailed information such as the individual shareholder names who own shares held through their brokers. Only the individual brokers have the detailed information about each shareholders’ beneficial ownership or individuals who own Mannatech stock through their brokerage group. Each brokerage group is responsible for reporting their shareholders votes to Mannatech’s transfer agent and for all mailings to Mannatech’s shareholders who own stock through their brokerage firm. Each brokerage group also has its own set of instructions on how to cast a vote with such brokerage firm using their proxy-voting card.

7. Can a shareholder change their vote?

Both direct shareholders and beneficial shareholders can revoke their proxy-vote. Attendance at the annual shareholders’ meeting will not in itself constitute a revocation of a shareholder’s proxy-vote. Generally shareholders may revoke their proxy-vote by submitting a new proxy-vote with a later date or by voting in person at the annual shareholders’ meeting. A shareholder should contact the customer service department in their information packet to obtain specific instructions on how to revoke their proxy-vote. Specific instructions on how to revoke their proxy-votes may be different depending on whether they are a direct shareholder or a beneficial shareholder.

Each set of instructions should include the shareholder’s account number, the solicitor’s telephone number, and their email address. Mannatech’s transfer agent or its solicitor will only count the verified proxy-votes received with the latest date as the vote by each shareholder and brokerage firm. Each share of Mannatech’s stock represents one vote. A shareholder should contact the customer service telephone number provided to them in their shareholder information packet if they are unsure or have any questions. Telephone numbers may be different depending on whether a shareholder is a direct shareholder or a beneficial shareholder. The telephone numbers may also be different if a shareholder holds shares at different brokerage firms.

8. How can a shareholder attend Mannatech’s 2004 annual shareholders’ meeting?

The 2004 annual shareholders’ meeting will be held on June 7, 2004 at 10:00 a.m., at the Grapevine Convention Center in Grapevine, Texas. Shareholders will be admitted upon check-in and verification of stock ownership. No cameras or recording equipment will be permitted in the meeting room as Mannatech will be taping the meeting in its entirety.

9. Where can a shareholder find the voting results of Mannatech’s 2004 annual meeting?

Mannatech will announce preliminary voting results of its 2004 annual shareholders’ meeting in a press release and publish final voting results in its quarterly report on Form 10-Q for the second quarter of 2004, which is expected to be filed with the SEC on or before August 9, 2004.

10. Can a shareholder have someone else cast their vote for them at Mannatech’s shareholders’ meeting?

In order to have someone else cast their vote a shareholder must provide the person with whom they would like to cast their vote a power of attorney form. This person is called a shareholder designee (“designee”). A valid power of attorney form must be notarized and contain the following:

•	the date;

•	the full name of the designee;

•	the number of shares held by the shareholder to be voted by the designee;

•	the nature and extent of the authority granted to the designee;

•	an expiration date that terminates the designee’s rights to cast a shareholder’s vote on their behalf; and

•	the shareholder’s signature.

The original power of attorney form must be attached to the ballot that is turned in by the designee. If the original shareholder is a beneficial owner, the original shareholder must also provide the proper documentation from their broker to the designee, which would allow the original shareholder to vote and attend the meeting. The designee should then attach all of the original form(s) to the ballot to be turned in at Mannatech’s 2004 annual shareholders’ meeting.

The designee must complete a separate ballot and attach the original power of attorney form and/or the proper documentation from the broker (only if the shares are held through a broker) and must sign each ballot as the designee for each shareholder.

11. How can a shareholder vote against some or all of the nominees for Mannatech’s Board of Directors?

To vote against some but not all of the Board nominees a shareholder should checkmark the “FOR ALL NOMINEES EXCEPT” box on their proxy-voting card or ballot and write-in the nominee(s) name they wish to vote against in the space provided.

If a shareholder wants to withhold their vote for all of the nominees, they can checkmark the “WITHHELD” box on their proxy-voting card or ballot.

12. How can a shareholder write-in a nominee for Mannatech’s Board of Directors?

A shareholder CANNOT write-in nominees on their proxy-voting card when they vote by mail, telephone, or the Internet. A shareholder can ONLY write-in the names of additional nominees they wish to vote for on the ballot at Mannatech’s 2004 annual shareholder meeting.

To write-in a nominee on the ballot the shareholder needs to checkmark either the “WITHHELD” box or “FOR ALL NOMINEES EXCEPT” box. The “WITHHELD” box casts their vote against all of the nominees, whereas a vote “FOR ALL NOMINEES EXCEPT” casts their vote for all of the nominees except for the nominees they list in the blank provided. Any of the nominees not listed in the blank provided will be automatically voted as “FOR.” A shareholder can only write-in as many nominees as they voted against. For example, if there were a total of three nominees listed on the ballot and a shareholder withheld their vote for two of the three nominees, they could write-in up to two additional nominees.

13. How can a shareholder nominate a person to be listed on the ballot as a nominee?

A shareholder needed to submit in writing any nominee(s) for the Board of Directors to Mannatech’s CFO by December 28, 2002 so Mannatech’s Board of Directors could consider them for nomination at its 2004 annual shareholders’ meeting. The nomination needed to include a candidates name, age, biographical information, and qualifications. The CFO forwards the list of nominees to the Nominating and Governance Committee of its Board of Directors. The Nominating and Governance Committee reviews all of the nominees and recommends a list of nominees to its Board of Directors. Mannatech’s Board of Directors then votes on the nominees. The nominees approved by Mannatech’s Board of Directors are the only nominees that will be listed on the ballot, proxy-voting card and in Mannatech’s proxy statement on Schedule 14A, which is expected to be filed with the SEC on or before April 28, 2004. To submit a nominee for Mannatech’s 2004 annual meeting, a shareholder should submit in writing the nominees information to Mannatech’s Chief Financial Officer by December 31, 2004. The written nomination should be either faxed to 972-471-6512 or mailed to Mannatech’s Chief Financial Officer at Mannatech, Incorporated, 600 S. Royal Lane, Suite 200, Coppell, Texas 75019.

14. How are the votes counted?

Representatives from Mannatech’s transfer agent, EquiServe Trust Company N.A., will be responsible for tabulating all of the votes for Mannatech’s 2004 annual shareholders’ meeting. The presence, in person or by proxy-vote, of the holders of at least a majority of shares of Mannatech’s common stock outstanding as of the record date is necessary to have a quorum for its 2004 annual shareholders’ meeting. Abstentions and broker “non-votes” will be counted as present for purposes of determining a quorum. A broker “non-vote” occurs when the beneficial owner does not give their broker or broker’s solicitor discretionary voting powers.

In tabulating the votes, if a proxy-vote or ballot is signed by the shareholder but submitted without providing specific voting instructions the shareholder’s vote will be counted as a vote “FOR” each of the proposals.

For the election of Mannatech’s Board of Directors, broker “non-votes” will not be counted in tabulating the number of votes for each nominee. The two nominees receiving the highest number of “FOR” votes from the shares present in person or represented by proxy-votes entitled to vote will be elected as Directors.

For the ratification of the appointment of independent auditors, “ABSTENTIONS” will be counted as a vote “against” this proposal. The ratification of appointment of independent auditors requires a “FOR” vote from a majority of shares present or represented by proxy-votes entitled to vote at Mannatech’s 2004 annual shareholders’ meeting.

15. What should a shareholder do if they never received their proxy materials or if they have lost their proxy materials?

If a shareholder owns shares directly and they never received their proxy-voting card or voting materials or if they have lost or destroyed their proxy-voting card and/or proxy materials they can call Mannatech’s solicitor’s toll-free customer service telephone number at (800)334-9287. Mannatech’s solicitor will verify that they are a direct shareholder holding shares on the close of business on April 20, 2004. Once verified, the solicitor will mail or fax them the information packet and provide them with instructions on how they can cast their vote by mail, telephone, or the Internet.

If a shareholder is a beneficial shareholder, meaning they own their shares through a broker, they should contact their broker’s customer service department. Their broker will verify that they are a shareholder on the close of business on April 20, 2004 and give them specific instructions on how to obtain a new proxy-voting card, information packet and how to cast their vote. Anyone can view Mannatech’s 2004 proxy statement by logging onto their corporate website www.mannatech.com.

MANNATECH, INCORPORATED

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-lnternet	[GRAPHIC]	OR	Vote-by-Telephone	[GRAPHIC]
Log on to the Internet and go to http://www.eproxyvote.com/mtex			Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please DO NOT mail your card.

[MNICM - MANNATECH, INCORPORATED] [FILE NAME: ZMNIC1.ELX] [VERSION - (2)] [04/08/04] [orig. 03/19/04]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZMNIC1

☒	Please mark votes as in this example.	#MNI

This proxy when properly executed will be voted in the manner directed herein. If no box is marked or no direction is made, this proxy will be voted FOR the election of all directors and FOR Proposal 2.

MANNATECH, INCORPORATED
1. Election of Directors.						FOR	AGAINST	ABSTAIN

Nominees:	(01) Samuel L. Caster, (02) J. Stanley Fredrick and (03) Patricia A. Wier.				2. Ratification of Independent Auditors.	☐	☐	☐

	FOR ALL NOMINEES	☐	☐	WITHHELD FOR ALL NOMINEES

☐

For all nominees except as written above
					Discontinue Annual Report Mailing for this Account.			☐

					Mark box at right if an address change or comment has been noted on the reverse side of this card.			☐

					Mark box at right if you plan to attend the Annual Meeting.			☐

NOTE: Please sign exactly as name appears hereon. Joint owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

Annual Shareholders’ Meeting

June 7, 2004

10:00 a.m.

Grapevine Convention Center

1209 South Main Street

Grapevine, Texas

Dear Shareholder:

Mannatech encourages you to take advantage of the new and convenient ways by which you can vote your shares. You can vote your shares by mail, telephone or through the Internet. If voting by telephone or the Internet you do not need to return this proxy-voting card.

To mail in your vote, mark, sign and date this proxy-voting card and mail the perforated portion in the pre-paid mailing envelope.

    To vote over the Internet:

•	Log onto the Internet and go to the web site http://eproxyvote.com/mtex

    To vote by telephone:

•	On a touch-tone telephone call 1-877-779-8683 24 hours a day, 7 days a week.

After completing one of the steps above, follow the applicable instructions to complete your vote electronically. Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy-voting card. If your choose to vote your shares electronically, you do not need to mail back your proxy-voting card. Regardless of what method you vote you may still attend our annual shareholders’ meeting and/or revoke your proxy vote and vote at the meeting.

Your vote is very important. Thank you for voting.

[MNICM - MANNATECH INCORPORATED] [FILE NAME: ZMNIC2.ELX] [LOGO - ZMTEC2] [VERSION - (3)] [04/08/04] [orig. 03/19/04]

DETACH HERE	ZMNIC2

MANNATECH, INCORPORATED

2004 COMMON STOCK PROXY

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS FOR OUR ANNUAL SHAREHOLDERS’ MEETING TO BE HELD ON JUNE 7, 2004, AT 10:00 a.m. CENTRAL DAYLIGHT TIME, AT THE GRAPEVINE CONVENTION CENTER, 1209 SOUTH MAIN STREET, GRAPEVINE, TEXAS.

GERALD E. GILBERT, with power of substitution is hereby appointed proxy to vote, as specified, all shares of common stock, which the shareholder(s) named on the reverse side is entitled to vote at the above Annual Shareholders’ Meeting or at any adjournment thereof, and in their discretion to vote upon all other matters as may properly be brought before the meeting.

Please mark, sign and date on the reverse side of this proxy-voting card, and mail promptly in the enclosed postage-paid envelope or follow the instructions on the reverse side to vote electronically. If you vote electronically you do not have to mail this proxy-voting card.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?